                                                                     EXHIBIT 4.1


                                TRUST AGREEMENT



                                     among


            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
                           as Depositor of the Trust
                           and Servicer of the Notes,

                    KANSAS ELECTRIC POWER COOPERATIVE, INC.

                                      and

                       THE FIRST NATIONAL BANK OF CHICAGO


                                 as Trustee of



                       RURAL ELECTRIC COOPERATIVE GRANTOR
                           TRUST (KEPCO) SERIES 1997



                      Entered into as of December 20, 1996
                          Effective as provided herein

                             CROSS REFERENCE TABLE


          TIA Section                          Agreement Section
          -----------                          -----------------
          310(a)(1)                                 10.7
             (a)(2)                                 10.7
             (a)(3)                                 N.A.
             (a)(4)                                 10.16
             (b)                                    10.15, 12.6(b)
             (c)                                    N.A.
          311(a)                                    10.17
             (b)                                    10.17
             (c)                                    N.A.
          312(a)                                    11.1
             (b)                                    8.6
             (c)                                    8.6
          313(a)                                    5.1(d)
             (b)(1)                                 N.A.
             (b)(2)                                 5.1(d)
             (c)                                    12.6(b)
             (d)                                    5.1(d)
          314(a)                                    11.2, 12.6
             (b)                                    N.A.
             (c)(1)                                 11.3
             (c)(2)                                 11.3
             (c)(3)                                 N.A.
             (d)                                    N.A.
             (e)                                    12.17
          315(a)                                    10.1
             (b)                                    10.18, 12.6(b)
             (c)                                    10.1 (a)
             (d)                                    10.1(c)
             (e)                                    N.A.
          316(a)(last sentence)                     definition of
                                                    "Certificateholder" in 1.1
             (a)(1)                                 10.5
             (a)(2)                                 N.A.
             (b)                                    7.3(c)(G)
          317(a)                                    10.16
             (b)                                    N.A.
          318(a)                                    12.16

                           N.A. means not applicable.

                               Table of Contents

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Parties........................................................................................   1
Recitals.......................................................................................   1

                                              ARTICLE I

                                             Definitions

     Section 1.1       Definitions.............................................................   2
     Section 1.2       Terms Defined in the Loan Agreement.....................................  14
     Section 1.3       References..............................................................  14
     Section 1.4       Interpretations.........................................................  15

                                              ARTICLE II

                             Delivery of the Notes and the Swap Agreement

     Section 2.1       Delivery of the Notes and Swap Agreement................................  15
     Section 2.2       Declaration of Trust....................................................  16
     Section 2.3       Conditions to Issuance of Certificates..................................  17
     Section 2.4       Issuance of the Certificates............................................  18
     Section 2.5       Transfer of the Notes, etc. by the Trustee..............................  18

                                              ARTICLE III

                                     Representations and Warranties

     Section 3.1       Representations and Warranties as to CFC................................  18
     Section 3.2       Representations and Warranties as to the Notes and the Guarantee........  20

                                              ARTICLE IV

                      Servicing of Notes and Swap Agreement and  Maintenance of Accounts

     Section 4.1       Notifications to the Cooperative, the Swap Provider and the Trustee.....  20
     Section 4.2       Notifications to RUS....................................................  21
     Section 4.3       Appointment as Attorney.................................................  21
     Section 4.4       Duties and Appointment of Servicer......................................  21
     Section 4.5       Standard of Care........................................................  22
     Section 4.6       Delivery of Amounts Received in Enforcing the Notes, the Guarantee



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                       and the Swap Agreement..................................................  22
     Section 4.7       Servicer's Indemnities..................................................  22
     Section 4.8       Maintenance of the Trust Account........................................  23
     Section 4.9       Eligible Investments....................................................  24
     Section 4.10      Merger or Consolidation of, or Assumption of the Obligations of,
                       the Servicer............................................................  24
     Section 4.11      Costs and Expenses......................................................  24
     Section 4.12      Provision of Forms of Certificates......................................  25

                                              ARTICLE V

                                               Reports

     Section 5.1       Reports to Certificateholders and Others................................  25
     Section 5.2       Tax Statements, Governmental Filings and Availability of Information....  26
     Section 5.3       Report of Accountants...................................................  26

                                              ARTICLE VI

                                          Service Transfers

     Section 6.1       Events of Servicing Termination.........................................  26
     Section 6.2       Service Transfer........................................................  27
     Section 6.3       Appointment of Successor Servicer.......................................  28
     Section 6.4       Notification of Servicing Termination...................................  29
     Section 6.5       Effect of Service Transfer..............................................  29

                                              ARTICLE VII

                                        Payments; Swap Agreement

     Section 7.1       Notice to the Cooperative, the Swap Provider and the Trustee;
                       Notice of Prepayment....................................................  29
     Section 7.2       Default Notice..........................................................  30
     Section 7.3       Payments with respect to the Certificates and Distributions to the
                       Servicer and Swap Provider; Remittance of Certain Earnings on Eligible
                       Investments; Notice of Principal Payments...............................  30
     Section 7.5       Termination and Substitution of Swap Agreement..........................  35

                                              ARTICLE VIII

                                The Certificates of Beneficial Interest

     Section 8.1       The Certificates........................................................  39


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     Section 8.2       Registration of Transfer and Exchange of Certificates...................  39
     Section 8.3       No Charge; Disposition of Void Certificates.............................  40
     Section 8.4       Mutilated, Destroyed, Lost or Stolen Certificates.......................  40
     Section 8.5       Persons Deemed Owners...................................................  40
     Section 8.6       Access to List of Certificateholders' Names and Addresses...............  41
     Section 8.7       Provisions for Book-Entry System........................................  41

                                              ARTICLE IX

                   Further Provisions Relating to the Certificates of  Beneficial Interest

     Section 9.1       Interest Distributable with Respect to the Certificates.................  43
     Section 9.2       Purchase of Certificates on Demand; Mandatory Purchase..................  45
     Section 9.3       Purchase and Remarketing of the Certificates............................  47
     Section 9.4       Liquidity Facility......................................................  50
     Section 9.5       Remarketing of Certificates.............................................  51
     Section 9.6       Purchase and Remarketing Fund...........................................  52
     Section 9.7       Redemption or Purchase of Certificate Upon Redemption or Purchase
                       of Notes by RUS or the Cooperative......................................  53
     Section 9.8       Tender Agent............................................................  54
     Section 9.9       Remarketing Agent.......................................................  55

                                              ARTICLE X

                                             The Trustee

     Section 10.1      Duties of Trustee.......................................................  56
     Section 10.2      Certain Matters Affecting the Trustee...................................  57
     Section 10.3      Trustee Not Liable for Certificates, Notes or the Swap Agreement........  59
     Section 10.4      Trustee May Own Certificates............................................  60
     Section 10.5      Rights of Certificateholders To Direct Trustee and To Waive
                       Events of Termination...................................................  60
     Section 10.6      Responsibility for the Trustee's Fee and Expenses.......................  60
     Section 10.7      Eligibility Requirements for Trustee....................................  61
     Section 10.8      Resignation or Removal of Trustee.......................................  61
     Section 10.9      Successor Trustee.......................................................  62
     Section 10.10     Merger or Consolidation of Trustee......................................  63
     Section 10.11     Authenticating Agent....................................................  63
     Section 10.12     Trustee May Enforce Claims Without Possession of Certificates...........  64
     Section 10.13     Suits for Enforcement...................................................  64
     Section 10.14     Powers of Trustee When CFC Holds All Certificates.......................  64
     Section 10.15     Disqualification of Trustee.............................................  65
     Section 10.16     Powers of Trustee.......................................................  65
     Section 10.17     Preferential Collection of Claims Against Cooperative...................  65

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                                     -iii-

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     Section 10.18     Notice of Defaults......................................................  65

                                              ARTICLE XI

                               Certain Obligations of the Cooperative

     Section 11.1      Certificateholder Information......................................  66
     Section 11.2      Reports by the Cooperative                                           66
     Section 11.3      Certificate and Opinion as to Conditions Precedent.................  67

                                              ARTICLE XII

                                             Miscellaneous

     Section 12.1      Effective Dates....................................................  67
     Section 12.2      Resignation of Servicer............................................  67
     Section 12.3      Termination........................................................  67
     Section 12.4      Action by Certificateholders.......................................  68
     Section 12.5      Assignment or Delegation by the Servicer...........................  69
     Section 12.6      Amendment..........................................................  69
     Section 12.7      Notices............................................................  71
     Section 12.8      Notices to Rating Agencies and Remarketing Agent...................  73
     Section 12.9      Limitation on Rights of Certificateholders.........................  74
     Section 12.10     Merger and Integration.............................................  74
     Section 12.11     Severability of Provisions.........................................  75
     Section 12.12     Intention of Parties...............................................  75
     Section 12.13     Headings...........................................................  75
     Section 12.14     Governing Law......................................................  75
     Section 12.15     Death or Incapacity of Certificateholders..........................  75
     Section 12.16     Counterparts.......................................................  75
     Section 12.17     Survival...........................................................  75
     Section 12.18     Binding Effect.....................................................  76
     Section 12.19     Trust Indenture Act Controls.......................................  76
     Section 12.20     Statements Required in Certificate or Opinion......................  76
     Section 12.21     Third-Party Beneficiaries..........................................  76

Exhibit A    Form of Certificate of Beneficial Interest

Exhibit B    Form of Opinion of John J. List, General Counsel to CFC Required by
             Section 2.3(1)

Exhibit C    Form of Opinion of Milbank, Tweed, Hadley & McCloy, Counsel to CFC
             Required by Section 2.3(2)

Exhibit D    Form of Officer's Certificate of the Cooperative Required by
             Section 2.3(4)

Exhibit E    Form of  Opinion of Harold Haun, Esq., General Counsel to the
             Cooperative Required by Section 2.3(5)

Exhibit F    Form of Opinion of Vinson & Elkins L.L.P., Special Finance Counsel
             to the Cooperative Required by Section 2.3(6)

Exhibit G    Form of Opinion of Davis Polk & Wardwell, Special Counsel to Morgan
             Required by Section 2.3(7)

Exhibit H    Form of Opinion of In-House Counsel to Morgan Required by Section
             2.3(7)

Exhibit I Form of Opinion of Mayer, Brown & Platt, Counsel to the Underwriter and Remarketing Agent Required by 2.3(8)

Exhibit J    Form of Opinion of In-House Counsel to the Underwriter and
             Remarketing Agent Required by Section 2.3(8)

Exhibit K    Rule 144A Legend

Exhibit L    Form of Certificate of RUS Required by Section 2.3(17)

     THIS TRUST AGREEMENT (as amended and supplemented from time to time, this "Agreement"), is entered into as of December 20, 1996 and is effective as provided herein, among the NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION ("CFC"), a District of Columbia cooperative association, KANSAS ELECTRIC POWER COOPERATIVE, INC. (the "Cooperative"), a Kansas nonprofit cooperative corporation, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Cooperative prepaid certain of its loans from the Federal Financing Bank (the "FFB Loans"), which were guaranteed by the Administrator (the "Administrator") of the Rural Electrification Administration of the Department of Agriculture ("REA") which has been succeeded with respect to the administration of certain electric and telephone loan programs by the Rural Utilities Service (the "RUS"), an agency of the United States Department of Agriculture established pursuant to Section 232 of the Federal Cooperative Insurance Reform and Department of Agriculture Reorganization Act of 1994 (Pub.
L. 103-354, 108 Stat. 3178); and

     WHEREAS, CFC loaned the Cooperative the amounts necessary to prepay the FFB Loans on the terms and subject to the conditions set forth in a Loan Agreement dated as of February 15, 1988, between CFC and the Cooperative (the "Loan Agreement") (CFC in such capacity, the "Lender"); and

     WHEREAS, CFC established the Rural Electric Cooperative Grantor Trusts (KEPCO) Series 1988 K1-1988 K3 (the "Original Trusts") for the purpose of holding the notes (the "Original Notes") evidencing the Cooperative's repayment obligations under the loan (the "Loan") made by CFC to the Cooperative pursuant to the Loan Agreement and guaranteed by the United States of America acting through the Administrator of the RUS; and

     WHEREAS, pursuant to Section 3.9 of the Loan Agreement, and with the consent of CFC as Servicer of the Original Trusts (CFC in such capacity, the "Servicer"), the Original Notes may be purchased prior to stated maturity; and

     WHEREAS, Section 1786.28(c)(5) of the Regulations provides that guaranteed notes evidencing a private loan shall not be transferable or assignable except with the written approval of the Administrator; and

     WHEREAS, Note One and Note Two, of the Original Notes, evidencing a portion of the Loan in the original principal amount of $11,075,000 and $51,340,000, respectively (herein defined as the "Notes"), will be eligible for redemption or purchase on any Business Day (as defined in the Loan Agreement) on or after the Business Day immediately prior to December 15, 1997; and

     WHEREAS, the Cooperative has notified the trustee of the Original Trusts that, with the approval of the Administrator, it desires that CFC purchase the Notes and that the trustee of the Original Trusts redeem the related certificates of beneficial interest therein (the "Series 1988

Certificates") and terminate the related trusts on the Refinancing Date (as herein defined), for the purpose of amending certain terms of the Loan and the Notes, creating a new trust and issuing new certificates of beneficial interest (the "Certificates") therein; and

     WHEREAS, CFC, as Lender, depositor of the Original Trusts and Servicer of the Notes, has agreed to purchase the Notes (amended as provided above) and to cause the Notes, with the Guarantee endorsed thereon, to be delivered to the Trustee on the Refinancing Date to be deposited in the trust (the "Trust") created pursuant to this Agreement; and

     WHEREAS, the Cooperative has entered into a Swap Agreement (as hereinafter defined) with the Swap Provider (as hereinafter defined) which will be assigned to the Trust automatically on the Refinancing Date and pursuant to which the Swap Provider will pay to the Trust a variable rate of interest and the Trust will pay to the Swap Provider a fixed rate of interest; and

     WHEREAS, the purchase of the Notes, the amendment of the Loan Agreement, the redemption of the Series 1988 Certificates, the issuance of the Certificates and the assignment of the Swap Agreement to the Trust will result in the reduction of the interest rate payable by the Cooperative relating to such obligations, thereby improving the financial strength of the Cooperative as contemplated by Section 306A of the Act; and

     WHEREAS, the RUS will benefit from such reduction in interest rate as the guarantor of the Notes; and

     WHEREAS, CFC, the Cooperative and the Trustee desire to set forth in this Trust Agreement the interests that will be conveyed to the Trust for the benefit of the Certificateholders (as herein defined), the rights of the Certificateholders, the rights and obligations of CFC as depositor of the Trust and Servicer of the Notes and the Swap Agreement, and the obligations of the Trustee and the Cooperative.

     WHEREAS, CFC, the Cooperative and the Trustee desire to have this Agreement qualified under the Trust Indenture Act of 1939, if necessary, and desire to have the Cooperative undertake certain obligations to permit this Agreement to be so qualified; and

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, CFC, the Cooperative and the Trustee agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and the plural forms of the terms used):

     "Act" shall mean the Rural Electrification Act of 1931, as amended (7 U.S.C. (S)(S) 901 et seq.).

     "Administrator"  shall have the meaning assigned to it in the Recitals.

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement"  shall mean this Trust Agreement.

     "Alternate Liquidity Facility" shall mean a standby certificate purchase agreement, an irrevocable letter of credit, line of credit or similar agreement, as amended, supplemented or extended from time to time, provided by Morgan or by another bank or financial institution selected by Morgan to the Cooperative (or by the Cooperative if Morgan does not so provide), and which satisfies the requirements for an Alternate Liquidity Facility set forth herein.

     "Alternate Rate" shall mean on any date, the interest equivalent of the 30-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or its successor, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the nearest Business Day prior to such date; provided, however, that the Alternate Rate shall not exceed the Maximum Certificate Rate.

     "Alternate Swap Agreement" shall mean an interest rate swap agreement containing the same material terms, amounts and duration as the Swap Agreement entered into (following an amendment to this Agreement) by the Cooperative and any qualified swap dealer in replacement of the Swap Agreement.

     "Applicable Law" shall mean all applicable laws, including, without limitation those pertaining to health, safety and the environment, federal and state securities laws and the Act, ordinances, judgments, decrees, injunctions, writs, decisions and orders of any governmental authority, rules and regulations, including, without limitation, the Regulations and interpretations, licenses and permits of any Governmental Authority.

     "Authorized Denominations" with respect to the Certificate, shall have the meaning assigned to it in Section 8.1.

     "Available Funds" shall mean, (i) for any Certificate Interest Payment Date, the Swap Payment on deposit in the Trust Account, or, in the event there has occurred and is continuing a Swap Provider Default, Guaranteed Interest on deposit in the Trust Account, less the Scheduled Servicing Fee, and the interest and any other amounts earned on such funds and deposited in the Trust Account,
(ii) for any Certificate Principal Payment Date, the Note Payments, including any payments received from the RUS pursuant to the Guarantee (less any Guaranteed Interest) on deposit in the Trust Account, and the interest and any other amounts earned on such funds and deposited in the Trust Account; provided, however, that Note Payments deposited with the Trustee with respect to a prepayment or purchase of the Notes pursuant to
Section 3.9(a) of the Loan Agreement shall not be Available Funds until the day of prepayment or purchase specified pursuant to Section 3.9(a)(i) of the Loan Agreement, and (iii) for any Swap Provider Payment Date, the Guaranteed Interest on deposit in the Trust Account and the interest and any other amounts earned on such funds and deposited in the Trust Account, less the Scheduled Servicing Fee.

     "Basic Documents" shall mean this Agreement, the Loan Agreement, the Loan Guarantee Agreement, the Notes, the Swap Agreement, the Certificate Purchase Agreement, the Remarketing Agreement, the Liquidity Protection Agreement, the Liquidity Facility, the First Amendment to Loan Agreement, First Amendment to Loan Guarantee Agreement and the Mortgage.

     "Beneficial Owners" shall mean purchasers of the Certificates whose ownership interest is evidenced only in the Book-Entry System maintained by the Depository hereunder.

     "Book-Entry System" shall mean a system for clearing and settlement of securities transactions among participants of a Depository (and other parties having custodial relationships with such participants) through book-entry changes and accounts of such participants maintained by the Depository hereunder, for recording ownership of the Certificates by Beneficial Owners and transfers of ownership interests in the Certificates.

     "Business Day" shall mean any day of the year other than (i) a Saturday or Sunday, (ii) a legal public holiday under 5 U.S.C. (S) 6103 for the purpose of statutes relating to pay and leave of employees or any other day declared to be a legal public holiday for the purpose of statutes relating to pay and leave of employees by federal statute or federal Executive Order, (iii) any day on which banks in the city in which the principal corporate trust office of the Trustee is located are required or authorized by law to remain closed, (iv) any day on which banks in the city or cities in which the principal office of the Remarketing Agent, Liquidity Provider and Servicer is located are required or authorized by law to remain closed, (v) any day which is not a Local Business Day as defined in the Swap Agreement, and (vi) any day on which commercial banks in New York City or the New York Stock Exchange is closed.

     "Call Date," with respect to the Notes, shall mean the date on which the Notes are being prepaid or purchased pursuant to the terms of Section 3.9(a) of the Loan Agreement and Sections 5.5 and 6.1 of the Loan Guarantee Agreement.

     "Certificate of Beneficial Interest" or "Certificate" shall mean a Rural Electric Cooperative Grantor Trust Certificate (KEPCO) Series 1997 evidencing a Fractional Interest executed by the Trustee and authenticated and delivered by the Trustee or an authenticating agent and substantially in the form of Exhibit A.

     "Certificate of Beneficial Interest Rate" or "Certificate Rate" shall mean
(i) while the Swap Provider's obligations with respect to variable rate interest payments under the Swap Agreement are in the Weekly Rate Mode, the "Weekly Rate;" and (ii) while the Swap Provider's obligations with respect to variable rate interest payments under the Swap Agreement are in the Flex Rate Mode, the

"Flex Rate." Notwithstanding anything else in this Agreement to the contrary, if at any time no Swap Agreement is in effect, or if on any Certificate Interest Payment Date the Trustee has not received any Swap Payment, Certificateholders shall be entitled to receive distributions of Interest from payments of Guaranteed Interest on the Notes calculated at the Fixed Rate on the Notes less the Servicer Spread, on each June 15 and December 15 (or if such day is not a Business Day, the next succeeding Business Day).

     "Certificate Interest Payment Date" shall mean, subject to the next following sentence, (i) while Interest is distributable at the Weekly Rate, the first Wednesday of each month or if Wednesday is not a Business Day, the next succeeding Business Day; (ii) while Interest is distributable at the Flex Rate, the day following the last day of each Flex Period or if such day is not a Business Day, the next succeeding Business Day; and (iii) with respect to any Certificate which is being redeemed any day on which such Certificate is redeemed or the final maturity. If at any time no Swap Agreement is in effect, or if on any Certificate Interest Payment Date the Trustee has not received any Swap Payment, Certificateholders shall be entitled to receive distributions of Interest from payments of Guaranteed Interest on the Notes calculated at the Fixed Rate on the Notes less the Servicer Spread, on each June 15 and December 15 (or if such day is not a Business Day, the next succeeding Business Day).

     "Certificate Payment Date" shall mean any Certificate Interest Payment Date or Certificate Principal Payment Date and the final maturity date of the Certificates.

     "Certificate Principal Payment Date" shall mean each December 15 after the Refinancing Date, any Call Date and the final maturity date of the Certificates.

     "Certificate Register" shall mean the certificate register maintained pursuant to Section 8.2.

     "Certificate Registrar" shall mean the certificate registrar, if any, appointed pursuant to Section 8.2.

     "Certificateholder" shall mean the Person in whose name a Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any approval, authorization, direction, notice, consent, waiver, request or demand pursuant to this Agreement, unless the Cooperative or RUS shall hold all the Certificates, any Certificate owned by the Cooperative or any of its Affiliates or RUS shall be deemed not to be outstanding and the Fractional Interest evidenced thereby shall not be taken into account in determining whether the requisite Fractional Interest necessary to effect any such approval, authorization, direction, notice, consent, waiver, request or demand has been obtained. In determining whether the Trustee shall be protected in relying upon any approval, authorization, direction, notice, consent, waiver, request or demand of Certificateholders, only Certificates which are registered in the name of the Cooperative or any of its Affiliates or which the Trustee knows are so owned shall be deemed not outstanding.

     "CFC" shall mean National Rural Utilities Cooperative Finance Corporation or any Person succeeding to the business thereof which, in its capacity as Servicer, is an Eligible Servicer pursuant to the Regulations.

     "Closing" shall have the meaning assigned to it in Section 2.4.

     "Closing Date" shall have the meaning assigned to it in Section 2.4.

     "Collateral Account" shall mean the account created in Section 4.8(c) hereof.

     "Conversion" shall mean any change from time to time, in accordance with the terms of this Agreement, of the Swap Provider's obligations under the Swap Agreement to pay a variable interest rate on the Certificates from one Interest Rate Mode to another Interest Rate Mode or from one Flex Rate Period to another Flex Rate Period of a different duration.

     "Conversion Date" shall mean the date on which there is a Conversion.

     "Cooperative Account" shall mean the account created in Section 4.8(d) hereof.

     "Default Notice" shall have the meaning assigned in Section 1.1 of the Loan Guarantee Agreement.

     "Deficiency" shall have the meaning assigned in Section 7.2(b).

     "Delivery Office" shall mean the address at which the Tender Agent receives deliveries of Certificates tendered for purchase as described in Article IX.

     "Deposit Date" shall mean November 18, 1997.

     "Depository" shall mean DTC, or any successor securities Depository appointed under Section 8.7 hereof.

     "DTC" shall mean the Depository Trust Company, New York, New York, and its successors and assigns.

     "DTC Participant" shall mean the securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations on whose behalf DTC was created to hold securities to facilitate the clearance and settlement of securities transactions among DTC participants.

     "Eligible Investments" shall have the meaning assigned in Section 4.9.

     "Eligible Servicer" shall mean either (a) any Person that is (i) not an Affiliate of the Cooperative, (ii) a Financially Viable Lender (as defined in the Regulations), (iii) legally qualified to service the Notes and (iv) approved in writing by RUS to act as Servicer or (b) CFC.

     "Event of Servicing Termination" shall have the meaning assigned in Section
6.1 hereof.

     "Fixed Rate," with respect to the Notes, shall have the meaning assigned in
Section 1.1 of the Loan Agreement.

     "Flex Rate" shall have the meaning assigned in Section 9.1 hereof.

     "Flex Rate Mode" shall mean the Interest Rate Mode in which the variable interest rate payable to the Trust under the Swap Agreement by the Swap Provider and distributable as Interest with respect to the Certificates is determined in accordance with Section 9.1(b)(ii) and (e).

     "Flex Rate Period" shall mean any period beginning on and including the relevant Conversion Date to the Flex Rate Mode or beginning on and including the first day of a new Flex Rate Period and ending on, and including, the day preceding the day selected by the Remarketing Agent with the consent of the Swap Provider to be the end of such Flex Rate Period for the Certificates, and each period of the same duration (or as close as possible) ending on a Business Day thereafter until the earliest of the day preceding the change to (i) the Weekly Rate Mode, (ii) a Flex Rate Period of a different duration or (iii) the maturity of the Certificates.

     "Fractional Interest" shall mean an undivided fractional interest in the Trust and, as to a particular Certificate, shall mean the undivided fractional interest in the Trust represented by that Certificate and equal to the percentage obtained by dividing the denomination representing the Principal Amount of such Certificate by the Principal Balance of the Certificates.

     "Governmental Action" shall mean all authorizations, consents, approvals, waivers, exceptions, variances, orders, licenses, exemptions, publications, filings and declarations of or with, any Governmental Authority (other than routine reporting requirements the failure to comply with which will not affect the validity or enforceability of any of the Basic Documents or have a material adverse effect on the transactions contemplated by this Agreement ), the giving of notice to any Governmental Authority or any other action in respect of any Governmental Authority.

     "Governmental Authority" shall mean any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, including, without limitation, RUS.

     "Guarantee" shall mean the Guarantee endorsed on the Notes by the Administrator.

     "Guaranteed Interest" shall have the meaning assigned in Section 1.1 of the Loan Agreement.

     "Guaranteed Interest Rate" shall have the meaning assigned in Section 1.1 of the Loan Agreement.

     "Immediate Notice" shall mean notice transmitted by facsimile to the telecopy number specified in Section 12.7 of the intended recipient which is immediately confirmed by telephone with the intended recipient.

     "Initial Principal Amount" shall mean $57,390,000.

     "Interest" shall mean, with respect to any Certificate for any Certificate Interest Payment Date (or any other date that is treated as if it were a Certificate Interest Payment Date) when the variable rate of interest payable by the Swap Provider under the Swap Agreement is in the Weekly Rate Mode or Flex Rate Mode, interest calculated on the basis of the actual number of days elapsed over a year of 360 days at the Weekly Rate or Flex Rate, respectively, on the aggregate Principal Balance of the Certificates and computed over a period of time ending on, but not including, the associated Certificate Interest Payment Date (or such other date) and beginning on the next preceding Certificate Interest Payment Date (or the Refinancing Date if there is no next preceding Certificate Interest Payment Date). If at any time there is no Swap Agreement in effect or the Trustee has not received a Swap Payment which is due, Interest is distributable at an amount equal to interest calculated on the basis of a year of 360 days consisting of twelve 30-day months at the Fixed Rate (less the Servicer Spread) on the Principal Balance of the Notes and computed over a period of time ending on, but not including, the most recent Note Payment Date and beginning on the next preceding Note Payment Date or for the period of such delinquency.

     "Interest Period" with respect to the Certificates, shall mean the period from and including each Certificate Interest Payment Date to and including the day next preceding the next Certificate Interest Payment Date. The first Interest Period shall begin on (and include) the Refinancing Date. The final Interest Period shall end on the maturity date for each Certificate.

     "Interest Rate" shall mean the Weekly Rate or the Flex Rate.

     "Interest Rate Mode" shall mean the Weekly Rate Mode or the Flex Rate Mode.

     "Interest Rate Period" shall mean, with respect to the Certificates, while the Certificates are in the Weekly Rate Mode, the period from and beginning on a Rate Setting Date to, but not including, the next succeeding Rate Setting Date, and, while the Certificates are in the Flex Rate Mode, the period from and beginning on the first day of such Flex Rate Period to, and including, the last day of such Flex Rate Period.

     "Liquidity Facility" shall mean initially an agreement substantially in the form of the Standby Certificate Purchase Agreement attached as Exhibit A to the Liquidity Protection Agreement between the Cooperative and a Liquidity Provider selected pursuant to the Liquidity Protection Agreement and subsequently, any Alternate Liquidity Facility.

     "Liquidity Protection Agreement" shall mean that certain Liquidity Protection Agreement, dated as of December 20, 1996, by, and between the Cooperative and Morgan, or any similar, successor agreement between the Cooperative and the Swap Provider.

     "Liquidity Provider" shall mean the provider from time to time of the Liquidity Facility or any Alternate Liquidity Facility.

     "Loan" shall have the meaning assigned to it in the Recitals.

     "Loan Agreement" shall mean the Loan Agreement, dated as of February 15, 1988, between CFC, the Cooperative and the Trustee as amended by a First Amendment to Loan Agreement entered into as of December 20, 1996 and effective as provided therein ("First Amendment to Loan Agreement").

     "Loan Guarantee Agreement" shall mean the Loan Guarantee and Servicing Agreement, dated as of February 18, 1988, among CFC, the Trustee, the Cooperative and REA, as amended by the First Amendment to Loan Guarantee and Servicing Agreement entered into as of December 20, 1996 and effective as provided therein ("First Amendment to Loan Guarantee Agreement").

     "Maximum Certificate Rate" shall mean, with respect to the Certificates, 18% per annum or such higher rate as the Swap Agreement may be amended (pursuant to Section 7.4 hereof) to permit or provide.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Morgan" shall mean Morgan Guaranty Trust Company of New York.

     "Mortgage" shall mean that certain Supplemental Mortgage and Security Agreement, dated as of November 15, 1985, made by and among the Cooperative, the United States of America, and CFC, as amended by that certain Amendment dated as of February 15, 1988 to Supplemental Mortgage and Security Agreement made by and among the Cooperative, the United States of America and CFC.

     "Note Payments" shall mean (i) the payments of Principal, if any, and Guaranteed Interest due on the Notes on the Note Payment Dates (whether paid or not), and, (ii) in the event the Notes are prepaid or purchased pursuant to
Section 3.9(a) of the Loan Agreement or Section 6.1 of the Loan Guarantee Agreement, the amount deposited with the Trustee with respect to such prepayment or purchase specified in Section 3.9(a)(iii) of the Loan Agreement.

     "Note Payment Date" shall mean the dates on which Principal, if any, or Guaranteed Interest is payable on the Notes as set forth in the Loan Agreement, and, in the event the Notes are prepaid or purchased pursuant to Section 3.9 of the Loan Agreement, the Call Date.

     "Noteholder" shall have the meaning assigned in Section 1.1 of the Loan Agreement.

     "Notes" shall mean, collectively, Note One and Note Two from the Cooperative in the original principal amounts of $11,075,000 and $51,340,000, respectively, issued in connection with the Loan and to be purchased by CFC and delivered to the Trust, outstanding as of the date hereof, in the principal amounts of $6,950,000 and $51,340,000, respectively, and to be outstanding as of the Refinancing Date, in the principal amounts of $6,050,000 and $51,340,000, respectively.

     "Officer's Certificate" shall mean a certificate signed by a Responsible Officer.

     "Opinion of Counsel" shall mean a written opinion of counsel for the Servicer or counsel for the Cooperative or other counsel reasonably acceptable to the Trustee.

     "Original Principal Amount" shall mean, with respect to any Certificate, the denomination thereof at the time of original issuance on the Refinancing Date.

     "Original Trusts" shall mean the Rural Electric Cooperative Grantor Trust (KEPCO) 1988 K1-1988 K3.

     "Original Trust Agreements" shall mean those certain Trust Agreements among CFC, the Cooperative, and the Trustee, dated as of February 15, 1988.

     "Pass-Through Organization" shall mean an organization that, for federal income tax purposes, is not treated as a corporation or an association taxable as a corporation but is, for federal income tax purposes, either (i) not a separate entity, (ii) a grantor trust, or (iii) a partnership.

     "Payment Location" shall mean, with respect to the Swap Provider, Morgan Guaranty Trust Company of New York, 23 Wall Street, New York, New York,
Attention: Morgan Guaranty Trust Company of New York - London Office, Account No. 67007054.

     "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Posted Collateral" shall mean amounts deposited in the Collateral Account pursuant to the Swap Agreement.

     "Principal" shall mean, with respect to the Notes or the Certificates as the context may require, for any Certificate Payment Date and the next preceding Note Payment Date, as applicable, the sum of (i) the regularly scheduled payment of principal due on the Notes on that Note Payment Date; (ii) in respect of any date on which the Notes are accelerated, the amount of principal so accelerated and (iii) in respect of any Call Date, the amount of the Notes prepaid or purchased; and in each case whether paid by the Cooperative or the RUS.

     "Principal Amount" shall mean, with respect to any Certificate, the Original Principal Amount minus all payments of Principal (including payments made by reason of prepayment or purchase) made with respect to such Certificate.

     "Principal Balance" shall mean for any date, (i) with respect to the Notes, the Initial Principal Amount minus all payments of Principal made in respect of the Notes on or prior to that date and (ii) with respect to the Certificates, the Initial Principal Amount minus all payments of Principal made in respect of the Certificates on or prior to that date.

     "Principal Corporate Trust Office" shall mean the office of the Trustee at which its corporate trust business is principally administered at any particular time, which office, at the date of the execution of this Agreement, is located at the address set forth in Section 12.7.

     "Purchase Date" shall mean any Business Day on which the Certificates are subject to optional or mandatory purchase pursuant to Section 9.2.

     "Purchase Fund" shall mean the fund (comprising a portion of the Purchase and Remarketing Fund) designated as such and established with the Tender Agent pursuant to Section 9.6.

     "Purchase and Remarketing Fund" shall mean the fund established pursuant to
Section 9.6.

     "Purchase Price" of a Certificate shall mean the Principal Amount of such Certificate plus the amount of Interest, if any, which would be distributable with respect to such Certificate in the current Interest Rate Mode if the date of purchase of the Certificate were a Certificate Interest Payment Date.

     "Purchased Certificate" shall mean any Certificate which has been purchased by the Liquidity Provider pursuant to the terms of the Liquidity Facility.

     "Rate Setting Date" shall mean (i) while the Certificates are in the Weekly Mode, Wednesday of each week, or if Wednesday is not a Business Day, the next succeeding Business Day; and (ii) while the Certificates are in the Flex Rate Mode, not later than the Business Day preceding the first day of the next succeeding Flex Rate Period.

     "Rating Agency" shall mean Moody's or S&P, or any other national service assigning ratings to the Certificates at the request of the Cooperative or the Swap Provider.

     "Rating Confirmation Notice" shall mean notices from all Rating Agencies confirming that the rating on the Certificates will not be withdrawn or lowered as a result of the contemplated action.

     "Record Date" shall mean for any Certificate Payment Date, the Business Day next preceding that Certificate Payment Date, or, if there is no Swap Agreement in effect or the Trustee has not received a Swap Payment when due, the 15th day prior to the Certificate Payment Date (whether or not a Business Day).

     "Refinancing Date" shall mean December 18, 1997.

     "Regulations" shall mean the regulations promulgated by RUS amending 7 C.F.R. Chapter XVII by adding Part 1786 and implementing the provisions of
Section 1401 of the Omnibus Budget Reconciliation Act of 1987 (P.L. 100-203) relating to Section 306A of the Rural Electrification Act of 1936 (7 U.S.C.
(S)(S) 901, et seq.), as amended.

     "Remarketing Agent" shall mean Alex. Brown & Sons Incorporated or any other Person succeeding to the duties of the Remarketing Agent as set forth herein.

     "Remarketing Agreement" shall mean that certain Remarketing Agreement dated as of December 20, 1996, between the Remarketing Agent and the Cooperative and any similar agreement with a successor Remarketing Agent.

     "Remarketing Proceeds Fund" shall mean the fund (comprising a portion of the Purchase and Remarketing Fund) designated as such and established pursuant to Section 9.6 with the Tender Agent.

     "Responsible Officer" shall mean the Chairman of the Board, the President, the Governor, any Vice Chairman, the Finance Officer or any Vice President of CFC or the equivalent officers of any Affiliate or any Servicer or the Cooperative, as appropriate, or, with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "RUS" shall mean the Rural Utilities Service, an agency of the United States of America or any successor to its authority under the Rural Electrification Act of 1936, as amended (7 U.S.C. (S)(S) 901 et seq.).

     "RUS Account" shall mean the account established in Section 4.8(d) hereof.

     "S&P" shall mean Standard & Poor's, a division of The McGraw Hill Companies, Inc.

     "Scheduled Servicing Fee" shall mean (i) for any Swap Provider Payment Date and the corresponding Note Payment Date, an amount equal to the Servicer Spread applied to the principal amount of the Notes outstanding for the period to, but not including, such Note Payment Date from and including the next preceding Note Payment Date or, if none, from and including the Refinancing Date and (ii) for any other date when distributions are being made pursuant to Section 7.3(F), if any payment of principal or premium on the Notes is delinquent, an amount equal to the Servicer Spread on the date such payment became delinquent applied to such delinquent principal or premium over the period of such delinquency. The Scheduled Servicing Fee shall be calculated on the basis of a year of 360 days consisting of twelve 30-day months for any date on which the Interest on the Certificates is so calculated and, for any other date, shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended (15 U.S.C. (S)(S) 77a et seq.).

     "Semiannual Report" shall have the meaning assigned in Section 5.1.

     "Series 1988 Certificates" shall mean the Certificates (as such term is defined in the Original Trust Agreements) issued pursuant to the Original Trust Agreements.

     "Service Transfer" shall mean any transfer of servicing authority and responsibility to a successor Servicer pursuant to Article VI.

     "Servicer" shall mean CFC until any Service Transfer under this Agreement and thereafter shall mean the Servicer appointed pursuant to Article VI.

     "Servicer Spread" shall mean 9.30 basis points (.093%) per annum.

     "Servicing Functions" shall have the meaning assigned in Section 6.2.

     "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Notes and the Guarantee.

     "Swap Agreement" shall mean the International Swap Dealers Association Master Agreement, including the schedules thereto and confirmation thereof, dated as of December 20, 1996 and effective as set forth therein, between the Cooperative and the Swap Provider, or any Alternate Swap Agreement.

     "Swap Payments" shall mean the variable rate payments of Interest required to be made by the Swap Provider under the Swap Agreement pursuant to the terms thereof.

     "Swap Provider" shall mean Morgan, as a party to the Swap Agreement, or the qualified swap dealer party to any Alternate Swap Agreement.

     "Swap Provider Account" shall mean the account established in Section 4.8(d) hereof.

     "Swap Provider Default" shall mean any failure of the Swap Provider to make Swap Payments or any other payments (including delivery of collateral) when due under the Swap Agreement.

     "Swap Provider Payment Dates" shall mean each Call Date and each June 4 and December 4, commencing June 4, 1998, or such later date on which payment of Guaranteed Interest is received and if such day is not a Business Day, the next succeeding Business Day.

     "Swap Provider Payments" shall mean, at any time, the amount due and payable by the Trust as the counterparty under the Swap Agreement (determined without regard to the amount of Available Funds on deposit in the Trust Account).

     "Tender Agent" shall mean the Trustee or any other Person appointed pursuant to Section 9.8 of this Agreement.

     "Termination Amount" shall have the meaning assigned to it in the Swap Agreement.

     "TIA" or "Trust Indenture Act" shall mean the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date hereof.

     "Trust" shall mean the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 established pursuant to this Agreement.

     "Trust Account" shall mean a segregated trust account or accounts maintained by the Trustee in its trust capacity in the name of the Trust for the benefit of the Certificateholders in accordance with Section 4.8.

     "Trustee" shall mean The First National Bank of Chicago, a national banking association, organized under the laws of the United States of America and authorized to do a banking business and qualified to exercise trust powers, in its capacity as trustee hereunder until the appointment of any successor trustee pursuant to Section 10.8 or any succession described in Section 10.10 and thereafter shall mean the Trustee appointed pursuant to such Section 10.8 or the successor to the former Trustee pursuant to Section 10.10, respectively.

     "Underwriter" shall mean Alex. Brown & Sons Incorporated or, if the original Underwriting Agreement shall terminate on or prior to the Refinancing Date, such other investment banker selected pursuant to the terms of the Loan Agreement to purchase the Certificates from CFC (or place such Certificates with qualified investors), on the Refinancing Date.

     "Underwriting Agreement" shall mean the Forward Certificate Purchase Agreement dated as of December 20, 1996, between Alex. Brown & Sons Incorporated, the Cooperative and CFC pursuant to which the Cooperative and CFC agree to sell the Certificates and Alex. Brown & Sons Incorporated agrees to purchase or place the Certificates on the Refinancing Date or any agreement serving the same purpose with a successor Underwriter.

     "Weekly Rate" shall have the meaning assigned to it is Section 9.1.

     "Weekly Rate Mode" shall mean the Interest Rate Mode in which the variable interest rate payable to the Trust under the Swap Agreement by the Swap Provider and distributable as Interest with respect to the Certificates is determined in accordance with Section 9.1(b)(i) and Section 9.1(d).

     "Weekly Rate Period" shall mean the period beginning on, and including, the Refinancing Date, and ending on, and including, the next Tuesday, or if the immediately succeeding Wednesday is not a Business Day, then the day preceding the next succeeding Business Day, and thereafter the period beginning on, and including, any Wednesday or if Wednesday is not a Business Day, then the next succeeding Business Day and ending on, and including, the next Tuesday, or if the immediately succeeding Wednesday is not a Business Day, then the day preceding the next succeeding Business Day.

     SECTION 1.2 TERMS DEFINED IN THE LOAN AGREEMENT. All capitalized terms not defined herein shall have the respective meanings specified in Section 1.1 of the Loan Agreement.

     SECTION 1.3 REFERENCES. All the agreements or instruments defined in
Section 1.1 of this Agreement shall mean such agreements or instruments as the same may have been or may from time to time be amended, supplemented or restated, or terms thereof waived or modified to the extent permitted by, and in accordance with the terms hereof and thereof. Anything in the preceding sentence to the contrary notwithstanding, RUS shall not be deemed to have agreed to or approved any such amendment, supplement, restatement, waiver or modification unless RUS shall have consented thereto or approved it in writing. References in this Agreement to Articles, Sections, Subsections and Exhibits are to Articles, Sections, Subsections and Exhibits in this Agreement, unless otherwise indicated. References to Sections, Articles or Exhibits "hereof" or "hereto" shall refer to Sections or Articles in, or Exhibits incorporated in, this Agreement.

     SECTION 1.4 INTERPRETATIONS. References herein to any document or agreement shall mean that document or agreement as it has been or may be amended from time to time. References herein to any Person shall mean that Person, its successors and permitted assigns.


                                  ARTICLE II

                  DELIVERY OF THE NOTES AND THE SWAP AGREEMENT

     SECTION 2.1 DELIVERY OF THE NOTES AND SWAP AGREEMENT. On the Refinancing Date, assuming the conditions in Section 1.3(c) of the First Amendment to Loan Agreement have been satisfied, CFC, as depositor of the Trust and Servicer of the Notes, shall cause the Notes with the Guarantee endorsed thereon to be delivered to the Trustee for deposit in the Trust. Except as expressly set forth in this Agreement or the Loan Guarantee Agreement, the acceptance by the Trustee of delivery of the Notes, the Swap Agreement and the Guarantee, and the declaration by the Trustee of the Trust under this Agreement, shall not constitute and is not intended to result in an assumption by the Trustee or any Certificateholder of any obligation of (i) CFC to the Cooperative, (ii) RUS or
(iii) any other Person in connection with the Loan Agreement, the Notes, the Swap Agreement or the Guarantee or under any agreements or instruments relating to any of them.

     (b) On December 20, 1996, the Cooperative entered into the Swap Agreement. On the Refinancing Date, the Cooperative, by the provisions of Section 2.1(c), shall deliver and irrevocably assign the Swap Agreement, including the Cooperative's rights to receive the Swap Payments and obligations to pay the Swap Provider Payments under the Swap Agreement, to the Trustee, as more fully provided in Section 2.1(c), and such Swap Agreement shall on the Refinancing Date become an asset of the Trust; provided, however, that the Cooperative retains certain rights and obligations in connection with a termination under the Swap Agreement, as more fully provided in Section 2.1(c).

     (c) Effective automatically on the Refinancing Date, the Cooperative hereby assigns and transfers its rights, titles and interests under the Swap Agreement to the Trustee, including but not limited to (except as provided in clause (3) below), the following:

(1)  the right to receive and enforce payment of the Swap Payments; and

(2) the right to receive and enforce the attachment, perfection and priority of security interests in the "Posted Collateral" under the Credit Support Annex to the Swap Agreement, and to administer and control the Collateral Account in respect thereof (such collateral to secure the Swap Payments and other obligations of the Swap Provider, as provided in the Swap Agreement, but not to secure the Notes, the Guarantee or other obligations);

(3) provided, however, that the Cooperative reserves the rights and obligations to make and, through the Trustee and subject to Section 7.5 hereof, receive payment of amounts in respect of an "Early Termination Date" determined pursuant to Section 6(e) of the Swap Agreement and the right to terminate the swap "Transaction" dated of even date herewith, pursuant to
     Part 5, Section (9) of the Schedule to the Swap Agreement, subject to and as more fully provided in Section 7.5 hereof.

     Effective automatically on the Refinancing Date and the above assignment and transfer to the Trust, the Trustee hereby assumes (without personal liability and subject to the provisions of Article X), all obligations of the Cooperative under the Swap Agreement that accrue or are incurred after the Refinancing Date, including but not limited to (except as provided in clause
(iii) below), the following:

(i) the obligation, subject to Section 7.6 hereof, to make payments to the Swap Provider under the Swap Agreement, only from Available Funds, in the amount of Guaranteed Interest, less the Scheduled Servicing Fee, pursuant to Section 7.3(c) hereof; and

(ii) the obligation to release, transfer and return Posted Collateral to the Swap Provider as provided in the Credit Support Annex to the Swap Agreement;

(iii) provided, however, that the Trustee does not assume any obligations to make payments due to early termination of the Swap Agreement or to pay liabilities in respect of "Taxes" or to pay interest at the "Default Rate" or expenses or indemnities thereunder.

     Effective automatically on the Refinancing Date and the above assignment and transfer to the Trust, the Trustee hereby makes with respect to itself or the Trust, as applicable (without personal liability and subject to the provisions of Article X), the representations, agreements, submissions to jurisdiction, and waivers of the "Counterparty" under the Swap Agreement; provided, however, that the Trustee does not assume any obligations to make payments due to early termination of the Swap Agreement or to pay liabilities in respect of "Taxes" or to pay interest at the "Default Rate" or to pay expenses or indemnities thereunder.

     For federal income tax purposes it is intended that, while held by the Trust and the Certificateholders, the Notes and the Swap Agreement be an "integrated transaction" giving rise to a "synthetic debt instrument" within the meaning of those terms as used in Treasury Regulation (S) 1.1275-6, (26 C.F.R.
(S) 1275-6); accordingly the Trustee will enter, and retain, as part of the books and records of the Trust the information required by the identification requirements of paragraph (e) of Treasury Regulation (S) 1.1275-6 concerning integrated transactions.

     SECTION 2.2 DECLARATION OF TRUST. The Trustee, for itself and its successors and assigns, declares that it shall hold all the estate, right, title and interest in any property received by it under this Agreement (except property received pursuant to Section 10.6 and any other provision of this

Agreement pursuant to which the Trustee is to be paid, reimbursed or indemnified for any fees, expenses or liability) in trust for the benefit of all present and future Certificateholders, subject to the terms and provisions set forth in this Agreement.

     SECTION 2.3 CONDITIONS TO ISSUANCE OF CERTIFICATES. As a condition to the issuance of the Certificates to CFC, the Trustee or its designee shall have received all of the following on or before the Deposit Date:

(1) an Opinion of John J. List, General Counsel for CFC, substantially in the form of Exhibit B, certifying that the Basic Documents to which CFC is a party and the transactions contemplated under all of such documents, are authorized and enforceable against CFC in accordance with their terms;

(2) an Opinion of Milbank, Tweed, Hadley & McCloy, Counsel to CFC substantially in the form of Exhibit C;

(3) resolutions of the Board of Directors of the Cooperative authorizing the execution, delivery and performance by the Cooperative of the Basic Documents to which the Cooperative is a party and the transactions contemplated under all such documents, certified by the secretary or an assistant secretary of the Cooperative as in full force and effect on and as of the Deposit Date;

(4) an Officer's Certificate of the Cooperative substantially in the form of Exhibit D;

(5) an opinion of Harold Haun, Esq., General Counsel to the Cooperative substantially in the form of Exhibit E;

(6) an opinion of Vinson & Elkins L.L.P., Special Finance Counsel to the Cooperative substantially in the form of Exhibit F;

(7) Opinions of Davis Polk & Wardwell, Special Counsel to Morgan and In-House Counsel to Morgan substantially in the forms of Exhibits G and H;

(8) Opinions of Mayer, Brown & Platt, Counsel to the Underwriter and Remarketing Agent and In-House Counsel to the Underwriter and Remarketing Agent substantially in the forms of Exhibits I and J;

(9)    a fully executed Trust Agreement;

(10)   a fully executed First Amendment to Loan Agreement;

(11)   a fully executed First Amendment to Loan Guarantee and Servicing
Agreement;

(12)   a fully executed Swap Agreement;

(13)   a fully executed Remarketing Agreement;

(14)   a fully executed Liquidity Protection Agreement;

(15)   a fully executed Underwriting Agreement;

(16) provisional or final letters from each of the Rating Agencies showing that the Certificates will be rated A-1 or higher by S&P and P-1 or higher by Moody's; and

(17)   a certificate of the RUS in the form of Exhibit L.

     If such opinions or certificates are dated as of the date of this Agreement, the Trustee shall be entitled to receive bring-down opinions or certifications as of the Deposit Date.

     Subject to the foregoing conditions, on the Refinancing Date, the Trustee shall cause to be authenticated and delivered to CFC (or upon the written order of CFC signed by a Responsible Officer of CFC, to CFC's designee), Certificates of Beneficial Interest in Authorized Denominations equal in the aggregate to the Initial Principal Amount.

     SECTION 2.4 ISSUANCE OF THE CERTIFICATES. The closing ("Closing") of the deposit of the Notes (with the Guarantee attached thereto) and the Swap Agreement and the issuance of the Certificates of Beneficial Interest under this Agreement to CFC shall occur at 9:00 a.m. on the Refinancing Date (the "Closing Date") at the offices of Vinson & Elkins L.L.P., The Willard Office Building, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004-1008, or at such other time and place as the parties may agree. All of the actions or events scheduled in this Agreement, and in the other agreements or documents delivered concurrently with the execution of this Agreement, to take place on the Refinancing Date, and taken or occurring on such date, shall be deemed to occur simultaneously. Should the conditions to issuance of the Certificates specified in Section 2.3 hereof not be satisfied on the Refinancing Date, this Agreement and the Trust created hereby shall not terminate until the parties hereto mutually agree to terminate the Trust. Neither CFC nor the Cooperative nor the Trustee shall be liable to any other party for failure to issue the Certificates because of the failure of the trustee of the Original Trusts to deliver the Notes to CFC or the Trustee on the Refinancing Date.

     SECTION 2.5 TRANSFER OF THE NOTES, ETC. BY THE TRUSTEE. Without the prior written approval of the Administrator and satisfaction of the other conditions precedent to the Trustee's power to do so set forth in this Agreement, the Trustee will not sell, assign, pledge or otherwise transfer the Notes, the Trustee's interest in the Swap Agreement or the Guarantee to any Person or Persons, notwithstanding any default under the Notes, the Swap Agreement or the Guarantee. This Section shall not be construed to prohibit transfers of the Certificates.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES AS TO CFC. CFC represents and warrants to the Trustee that, as of the date hereof and the Refinancing Date:

     (a) Organization and Good Standing. CFC has been duly organized, and is validly existing and in good standing as a cooperative association under the laws of the District of Columbia, and has the corporate power and authority to own its assets and to conduct its business as presently conducted.

     (b) Binding Obligations. CFC has the corporate power and authority to make, execute, deliver and perform this Agreement and all the transactions contemplated by this Agreement. CFC has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement, the Loan Agreement and the Loan Guarantee Agreement and all the documents required pursuant to such agreements and documents. This Agreement, the Loan Agreement and the Loan Guarantee Agreement constitute the legal, valid and binding obligations of CFC enforceable against it in accordance with their respective terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and the availability of equitable remedies).

     (c) No Consent Required. CFC is not required to obtain any consent, license or approval of, or to register with any other party or any Governmental Authority in connection with, the execution, delivery or performance of this Agreement, the Loan Agreement or the Loan Guarantee Agreement other than, prior to the public offering of the Certificates of Beneficial Interests by CFC, if any, (i) the registration of the Certificates of Beneficial Interests under the Securities Act of 1933, if necessary, (ii) the qualification of an indenture under the TIA, if necessary, (iii) the issuance of an order of exception under
Section 6(c) of the Investment Company Act of 1940 or the availability of another exemption thereunder, if necessary, (iv) the registration, qualification, issuance of an order of exemption or any other governmental action under any applicable state securities laws, and (v) any necessary exemption of the Department of Labor under the Employee Retirement Income Security Act of 1974, as amended.

     (d) No Violations. Its execution, delivery and performance of this Agreement, the Loan Agreement and the Loan Guarantee Agreement do not violate the Articles of Incorporation or the By-laws of CFC or any provision of any exiting law or regulation applicable to CFC or any order or decree of any court or any mortgage, indenture, contract or other agreement to which CFC is a party or by which it, the Notes, the Guarantee or any portion of CFC's properties is bound.

     (e) Litigation. There is no litigation or administrative proceeding before any Governmental Authority presently pending or, to the knowledge of CFC, threatened, with respect to CFC, the Original Trusts, the Trust, the Notes, the Guarantee, the Certificates, the Series 1988 Certificates, this Agreement, or, to CFC's knowledge, the Swap Agreement, challenging the validity or enforceability of this Agreement, the Loan Agreement, the Loan Guarantee Agreement, the

Certificates, the Series 1988 Certificates, or the Swap Agreement, nor has any order, judgment or decree been issued or proposed to be issued by any Governmental Authority which would set aside, restrain, enjoin or prevent the execution and the delivery of this Agreement, the Notes, the Guarantee, the Loan Guarantee Agreement, the Trust, the Certificates, or, to CFC's knowledge, the Swap Agreement, or which, if adversely determined to the interests of CFC, could have a material adverse effect on CFC's ability to perform its obligations under this Agreement, the Loan Agreement, Series 1988 Certificates, the Certificates the Swap Agreement, or the Loan Guarantee Agreement.

     SECTION 3.2 REPRESENTATIONS AND WARRANTIES AS TO THE NOTES AND THE GUARANTEE. CFC further represents and warrants to the Trustee that, as of the date hereof and the Refinancing Date:

     (a) Binding Obligation. To the best knowledge of CFC, each of the Notes is the legal, valid and binding obligation of the Cooperative and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting creditors' rights generally.

     (b) No Defenses. To the best knowledge of CFC, the Notes are not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Notes or the exercise of any right thereunder will not render the Notes unenforceable in whole or in part or subject to a right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

     (c) Special Warranty. CFC has placed no liens on the Notes while they were held in the Original Trusts.

     (d) Obligations; No Impairment. CFC has duly fulfilled all material obligations on its part to be fulfilled under or in connection with the Loan Guarantee Agreement, the Loan Agreement, the Notes or the Guarantee and has not assigned, amended, waived or encumbered the rights of the Trust and the Certificateholders in the Notes and the Guarantee or proceeds thereof with respect thereto other than as contemplated hereby.

     (e) Absence of Fraud or Misrepresentation. CFC has neither taken any action nor omitted to take any action nor made any statement nor omitted to make any statement that constitutes either a fraud or a misrepresentation (as such terms are used in 7 U.S.C. (S) 938) in respect of the authorization, execution or delivery of the Guarantee. In addition to the foregoing, to the best of CFC's knowledge, there has been no fraud or misrepresentation (as such terms are used in 7 U.S.C. 938) by any Person in connection with the authorization, execution or delivery of the Guarantee.

                                  ARTICLE IV

       SERVICING OF NOTES AND SWAP AGREEMENT AND MAINTENANCE OF ACCOUNTS

     SECTION 4.1 NOTIFICATIONS TO THE COOPERATIVE, THE SWAP PROVIDER AND THE TRUSTEE. The Servicer will deliver the notices and schedules to the Cooperative, the Swap Provider and the Trustee provided for in Section 7.1.

     SECTION 4.2 NOTIFICATIONS TO RUS.

     (a) The Servicer will provide RUS and the Administrator the notices and schedules in accordance with Article V of the Loan Guarantee Agreement and paragraph 16 of Schedule I thereto. The Servicer will provide a copy of any such notice or schedule to the Cooperative, the Swap Provider and the Trustee.

     (b) The Trustee will notify the Servicer, the Remarketing Agent, the Liquidity Provider, and the Swap Provider by 12:00 p.m. (New York, New York time) on any Note Payment Date of any default in the payment on such date of Principal and/or Guaranteed Interest on the Notes, and will notify the Cooperative, the Remarketing Agent, and the Servicer of any default under the Swap Agreement known by a Responsible Officer of the Trustee and will cooperate with the Servicer in the performance of the Servicer's duties under Section 4.2(a).

     SECTION 4.3 APPOINTMENT AS ATTORNEY. The Trustee hereby constitutes and appoints the Servicer as its true and lawful attorney-in-fact, in the Trustee's name, place and stead, to commence and prosecute any claims to enforce or collect on the Notes or the Guarantee; provided, however, the Servicer shall not (in part or in full) rescind, cancel, release, waive, modify or reschedule the right to collect the unpaid balance on the Notes or the Guarantee from the Cooperative or RUS. If, however, in any suit or legal proceeding for enforcement, it is held that the Servicer may not enforce or collect on the Notes or the Guarantee on the ground that it is not a real party in interest or a holder entitled to enforce the Notes or the Guarantee, as the case may be, the Trustee on behalf of the Trust shall take such steps as may be necessary to enforce the Notes or the Guarantee, as the case may be, including bringing suit in its name. The Servicer will promptly provide the Trustee notice of any material actions by the Servicer under this Section and notice of all material developments related to the Servicer's performance in its capacity as attorney-in-fact of the Trustee.

     SECTION 4.4 DUTIES AND APPOINTMENT OF SERVICER.

     (a) The Servicer shall administer and service the Notes and the Guarantee and enforce the Trustee's rights under the Notes and the Guarantee; provided, however, (i) payments on the Notes shall be made by the Cooperative or by RUS as guarantor directly to the Noteholder, (ii) if Swap Payments are due to the Trustee on any Certificate Interest Payment Date, distributions of such amounts actually received shall be made directly by the Trustee to each Certificateholder in an amount equal to such Certificateholder's Fractional Interest in such Swap Payments on such Certificate Interest Payment Date, and
(iii) payments of Guaranteed Interest on the Notes less the

Servicer Spread received by the Trustee shall be made directly by the Trustee to the Swap Provider on each Swap Provider Payment Date.

     (b) The Servicer shall make the calculations as to (i) the aggregate amount of each distribution to Certificateholders; and (ii) the Swap Payment due and payable on any Certificate Payment Date, and shall provide the Trustee, the Swap Provider and the Cooperative notice of such amounts in writing on the second Business Day prior to any Certificate Payment Date.

     (c) Except as expressly provided herein, none of the provisions contained in this Agreement shall in any event require the Servicer to perform any of the obligations of the Trustee under this Agreement.

     SECTION 4.5 STANDARD OF CARE.

     (a) In administering, servicing and enforcing the Notes or the Guarantee, the Servicer, after a default in payment on the Notes, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Prior to a default in payment on the Notes, the Servicer need perform only those duties that are specifically set forth in this Agreement, and no others. The Servicer shall not be liable (i) for any error of judgment made in good faith by it, unless it is proved that the Servicer was negligent in ascertaining the pertinent facts, or (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Trustee or the Certificateholders.

     (b) Subject to the provisions of this Section, (i) the Servicer may rely on any document believed by it to be genuine and to have been signed or presented by the proper person, and the Servicer need not investigate any fact or matter stated in the document; and (ii) the Servicer shall not be liable for any action it takes or omits to take in good faith in reliance on an Opinion of Counsel.

     (c) The Servicer in its individual or any other capacity may become the owner or pledgee of securities issued by the Cooperative and may otherwise deal with the Cooperative or an Affiliate with the same rights it would have if it were not the Servicer.

     (d) The Servicer has certain relationships with Morgan and the Servicer may make deposits with, borrow money from, employ Morgan to act as trustee under indentures of, and generally engage in any kind of business with, Morgan and any Person who may do business with or own securities of Morgan without any duty to account therefor and with the same rights it would have if it were not the Servicer.

     SECTION 4.6 DELIVERY OF AMOUNTS RECEIVED IN ENFORCING THE NOTES, THE GUARANTEE AND THE SWAP AGREEMENT. The Servicer shall use its best efforts to cause any amounts to be received pursuant to its enforcement of the Notes or the Guarantee to be delivered directly to the Trustee. Any monies which are nevertheless delivered to the Servicer in respect of its enforcement of the Notes or the Guarantee shall be delivered to the Trustee on the same day they are received by the Servicer.

     SECTION 4.7 SERVICER'S INDEMNITIES.

     (a) The Servicer will defend and indemnify the Trust, the Trustee and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising in respect of any gross negligence or willful misconduct by the Servicer with respect to the Notes or the Guarantee, except to the extent that any such costs, expenses, losses, damages, claims and liabilities (as and when incurred) may be attributable to the Trustee's negligence or bad faith.

     (b) If the Servicer has made any indemnity payments to the Certificateholders, the Trust or the Trustee on behalf of Certificateholders pursuant to this Section, and the Trustee thereafter collects any of the amounts which gave rise to such indemnity payment from the Cooperative or other Persons or any such amounts are received by the Trust, the Trustee shall repay such amounts collected to the Servicer.

     (c) These indemnities will survive any Service Transfer but will not cover actions or omissions of any successor Servicer after a Service Transfer.

     SECTION 4.8 MAINTENANCE OF THE TRUST ACCOUNT.

     (a) The Trustee shall establish and maintain the Trust Account as a segregated, non-interest-bearing trust account in its trust capacity for the benefit of the Certificateholders. The Trustee shall immediately deposit in the appropriate subaccount within the Trust Account, as provided in Section 4.8(d)(i) all payments it receives with respect to the Notes or the Guarantee (except for any amounts required by Section 7.3(c)(B) to be paid by the Trustee to RUS or the Cooperative and except for property received pursuant to Section
10.6 and any other provision of this Agreement pursuant to which the Trustee is to be paid, reimbursed or indemnified for any fees, expenses or liability) or the Swap Agreement and any investment earnings on, returns of principal of and any other amounts received in respect of investments of such funds and (ii) moneys transferred from the Collateral Account pursuant to Section 4.8(c) hereof. The Trustee, at the direction of the Servicer, shall invest amounts in the Trust Account prior to the associated Certificate Payment Date in Eligible Investments that mature not later than the Business Day next preceding the associated Certificate Payment Date. The Trustee shall maintain, for the benefit of the Certificateholders, possession of the Eligible Investments evidenced by an instrument from the time of purchase until maturity. The Trustee shall not sell, assign or otherwise transfer any Eligible Investment prior to its maturity except, at the direction of the Servicer, to preserve the value of the corpus of the Trust. The Trustee, promptly upon receipt of earnings on Eligible Investments, shall deliver to the Servicer a schedule setting forth such amounts and the source of such amounts, including the securities on which any such amounts were earned.

     (b) Neither the Trustee nor the Servicer shall have any liability to the Trust or the Certificateholders with respect to losses on investments of amounts from the Trust Account in Eligible Investments that have been made in compliance with this Section. In no event shall the Cooperative or RUS have any liability to the Trust or the Certificateholders with respect to losses on investments of amounts from the Trust Account.

     (c) The Trustee shall establish, as an account separate from the Trust Account, a Collateral Account into which shall be deposited any Posted Collateral received by it pursuant to the Credit Support Annex attached to the Swap Agreement. The Collateral Account shall (i) secure the Swap Provider's obligation to make Swap Payments and the other rights of the Trustee and Cooperative under the Swap Agreement, (ii) shall be applied only in accordance herewith and with the Swap Agreement, and (iii) shall not be available for any other purpose, including, but not limited to, the obligations of the Cooperative or RUS under the Notes or Guarantee. Proceeds of the Posted Collateral received by the Trustee from the exercise of its remedies pursuant to Paragraph 8 of the Credit Support Annex to the Swap Agreement shall be applied, to the extent permitted by such Credit Support Annex, in accordance with Section 7.5 hereof.

     (d) The Trustee shall establish, as subaccounts within the Trust Account, a "Cooperative Account," a "RUS Account" and a "Swap Provider Account" which shall be maintained for the purpose of holding funds received from the Cooperative, the RUS and the Swap Provider, respectively.

     SECTION 4.9 ELIGIBLE INVESTMENTS. "Eligible Investments" are any of the following:

     (a) bonds, notes, bills or other similar obligations issued by the United States of America that are backed by the full faith and credit of the United States; and

     (b) repurchase agreements (i) secured by securities of the type listed under Section 4.9(a) not subject to a perfected lien of any third party and valued at no less than 102% of the repurchase obligation (including accrued interest) if such securities have a remaining maturity of less than one year, or otherwise over-collateralized to an extent acceptable to each Rating Agency without causing a reduction in their ratings of the Certificates, (ii) with entities such that the automatic stay provision of 11 U.S.C. (S) 362 would not be applicable to the repurchase agreement in the event of bankruptcy of such entity (or, if there are no such entities as a result of an amendment to 11 U.S.C. (S) 362, such entities acceptable to each Rating Agency without causing a reduction in the ratings on the Certificates) and (iii) pursuant to documentation that provides for the securities to be valued ("marked to market") daily and kept in the possession of the Trustee or in its control through book entry (or, in both cases, that have such other provisions acceptable to each Rating Agency without causing a reduction in its rating on the Certificates provided the Servicer has determined that the SEC or its staff will not object to such other provisions).

     SECTION 4.10 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER. Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer under this Agreement (without relieving the Servicer of its responsibilities under this Agreement if it survives such merger, conversion or consolidation), without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     SECTION 4.11 COSTS AND EXPENSES. All costs and expenses incurred by the Servicer in carrying out its duties under this Agreement (including fees and expenses of accountants and all other fees, the exercise of remedies following a default under the Notes or the Guarantee and expenses not expressly stated in this Agreement to be for the account of the Trust) shall be paid by the Servicer and the Servicer shall not be entitled to any reimbursement of such costs and expenses under this Agreement. Nothing in this Section shall be construed to limit the compensation to be paid to the Servicer pursuant to Section 7.3.

     SECTION 4.12 PROVISION OF FORMS OF CERTIFICATES. The Servicer agrees promptly to provide the Trustee with blank forms of Certificates in amounts reasonably requested by the Trustee.


                                   ARTICLE V

                                    REPORTS

     SECTION 5.1 REPORTS TO CERTIFICATEHOLDERS AND OTHERS.

     (a) On or before ten Business Days after each June 15 and December 15 (or the next Business Day if such day is not a Business Day), the Servicer shall supply to the Trustee, the Swap Provider and the Liquidity Provider a "Semiannual Report" which shall include the following information (stated on the basis of $100,000 of principal amount) as of the last Certificate Payment Date occurring since the last Semiannual Report:

          (1) the amount of any distribution allocable to Principal;

          (2) the amount of any distributions allocable to Interest; and

          (3) the amount of fees distributed to the Servicer.

          The Semiannual Report shall also state the Principal Balance with respect to the Certificates outstanding after the last distribution of Principal and that, to the best of the Servicer's knowledge, as of the related June 15 and December 15 (or the next Business Day if such day is not a Business Day), no delinquency in payment under any of the Notes, the Guarantee or the Swap Agreement has occurred and no Event of Servicing Termination, or event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred and is continuing or, if such event has occurred and is continuing, shall specify the event and, in any event, shall specify its status and the amount, if any, paid under the Guarantee. Each Semiannual Report shall include a certification from a Responsible Officer of the Servicer to the effect that, to the best of such officer's knowledge and belief, the Semiannual Report is complete and accurate. The Trustee shall promptly mail a copy of the Semiannual Report to each Certificateholder.

     (b) The fiscal year of the Trust shall be a calendar year. Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Trustee shall prepare and mail to each Certificateholder of record at any time during such year a report setting forth the aggregate of amounts reported pursuant to Section 5.1(a), any original issue discount and such other information as is reasonably necessary for the preparation of such

Certificateholder's federal income tax returns, each for such calendar year or, in the event such person was a Certificateholder for only a portion of such calendar year, for the applicable portion of the year.

     (c) The Trustee will deliver, without charge, to any Certificateholder, the Swap Provider and the Liquidity Provider copies of all statements and reports furnished to the Trustee upon written request delivered to the Trustee at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126,
Attention: Corporate Trust Administration.

     (d) Within 60 days of May 15 in every year beginning with May 15, 1998, the Trustee shall mail to the Certificateholders a brief report that complies with TIA (S) 313(a). The Trustee shall also comply with TIA (S) 313(b)(2). A copy of each report at the time of its mailing to Certificateholders shall be filed with the SEC and each stock exchange on which Certificates are listed. The Servicer shall notify the Trustee when the Certificates are listed on any stock exchange.

     SECTION 5.2 TAX STATEMENTS, GOVERNMENTAL FILINGS AND AVAILABILITY OF INFORMATION. The Servicer shall promptly prepare and deliver to the Trustee copies of any tax filings for the Trust and prepare, deliver and file all necessary reports and filings under the Securities Act of 1933, the Securities Exchange Act of 1934, the TIA or the Investment Company Act of 1940 for the Trust. If the Certificates are issued and sold pursuant to Section 4(2) of the Securities Act and resold pursuant to Rule 144A or another exemption under the Securities Act, the Servicer will (and the Trustee shall cooperate with the Servicer to) make available to any prospective purchaser of the Certificates or beneficial owner of the Certificates in connection with any sale thereof pursuant to Rule 144A under the Securities Act the information required by Rule 144A(d)(4) under the Securities Act.

     SECTION 5.3 REPORT OF ACCOUNTANTS. At its own expense, the Servicer shall cause an independent certified public accountant to audit the books and records of the Trust no less often than annually, and, upon completion of such report, shall provide a copy of the auditor's report to the Trustee and the Cooperative.


                                  ARTICLE VI

                               SERVICE TRANSFERS

     SECTION 6.1 EVENTS OF SERVICING TERMINATION. "Event of Servicing Termination" means the occurrence of any of the following:

     (a) any failure by the Servicer to make any payment or any deposit required to be made by the Servicer under this Agreement and the continuance of such failure for a period of two Business Days;

     (b) failure by the Servicer to provide any report or filing in accordance with Section 5.1 or Section 5.2, any notice with respect to a Note Payment Date in accordance with Section 7.1 or any notice with respect to any deficiencies in accordance with Section 7.2 that continues unremedied for three Business Days after notice from the Trustee or Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust, which notice shall specify such failure, require it to be remedied and state that such notice is a "Notice of Servicing Termination";

     (c) any failure on the part of the Servicer to enforce the Notes or the Guarantee in accordance with Section 4.5 that continues unremedied for 30 days after notice from the Trustee, the Swap Provider or Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust, which notice shall specify such failure, require it to be remedied and state that such notice is a "Notice of Servicing Termination";

     (d) any failure on the part of the Servicer to observe or perform in any material respect any material covenant or agreement to be observed or performed by the Servicer under this Agreement that continues unremedied for 30 days after notice from the Trustee, the Swap Provider or Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust, which notice shall specify such failure, require it to be remedied and state that such notice is a "Notice of Servicing Termination";

     (e) any assignment or delegation by the Servicer of its duties or rights under this Agreement except as specifically permitted by this Agreement;

     (f) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Servicer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Servicer under Title 11 of the United States Code or any other applicable Federal or state law or law of the District of Columbia, or appointing a receiver (or other similar official) of the Servicer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

     (g) the institution by the Servicer of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a request for relief under the Title 11 of the United States Code or any other applicable Federal or state law or law of the District of Columbia, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action; or

     (h)  the failure of the Servicer to be an Eligible Servicer.

     SECTION 6.2 SERVICE TRANSFER.

     (a) If an Event of Servicing Termination has occurred and is continuing, either the Trustee or Certificateholders holding aggregate Fractional Interests representing 51% or more of the Trust, by notice in writing to the Servicer, and, if no Swap Provider Default has occurred and is continuing, with the consent of the Swap Provider, may terminate all (but not less than all) the Servicer's rights, powers, duties and obligations in such capacity as Servicer the Basic Documents(such functions being hereafter referred to as "Servicing Functions"). On receipt by the outgoing Servicer of such notice (or on such later date as may be designated therein), all authority and power of such outgoing Servicer to conduct Servicing Functions shall pass to and be vested in, without further action and pursuant to and under this Section, the successor Servicer as determined in Section 6.3.

     (b) The outgoing Servicer agrees to cooperate with the Trustee and the successor Servicer in effecting the termination of the responsibilities and rights of the outgoing Servicer to conduct Servicing Functions under this Agreement and to assist the successor Servicer in enforcing all rights under the Notes or the Guarantee. All reasonable costs and expenses incurred by the successor Servicer in connection with the Service Transfer shall be paid by the outgoing Servicer upon presentation of reasonable documentation of such costs and expenses (but the outgoing Servicer shall not be responsible for any costs or expenses of any subsequent Service Transfers).


     SECTION 6.3 APPOINTMENT OF SUCCESSOR SERVICER.

     (a) On and after the receipt by the outgoing Servicer of a notice of termination pursuant to Section 6.2 or the receipt by the Trustee of a notice of the resignation of a Servicer as permitted under this Agreement, the outgoing Servicer shall continue to perform Servicing Functions only until the date specified in such notice or, if no such date is specified in a notice of termination, until receipt of such notice. The Trustee, with the consent of the Swap Provider (unless a Swap Provider Default has occurred and is continuing), shall appoint an Eligible Servicer as successor Servicer and such successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee and shall agree in writing to be the Servicer under the Notes and the Guarantee and to enforce the Trustee's rights thereunder. In the event that a successor Servicer has not been appointed at the time the outgoing Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the successor Servicer.

     (b) Upon appointment, the successor Servicer shall be the successor in all respects to the outgoing Servicer and shall be subject to all the responsibilities, duties and liabilities (and shall benefit from all rights and shall have all powers) arising thereafter relating to the Servicing Functions.

     (c) The outgoing Servicer and any successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any succession. The successor Servicer shall be entitled to servicing compensation with respect to the Notes and the Guarantee sufficient to pay the successor Servicer a reasonable fee (including the estimated costs of such servicing and a reasonable profit). Such servicing compensation shall be a fee determined in the following manner: (i) if it is commercially reasonable to obtain estimates or bids of five or more Eligible Servicers prepared to service the Notes and the Guarantee, a reasonable fee shall not exceed 115% of the average of such bids or estimates; (ii) if it is commercially reasonable to obtain estimates or bids of only three or four Eligible Servicers prepared to service the Notes and the Guarantee, a reasonable fee shall not exceed 110% of the average of such bids or estimates; and (iii) if estimates or bids are obtained from only two or fewer Eligible Servicers prepared to service the Notes and the Guarantee, a reasonable fee shall not exceed the Scheduled Servicing Fee. The outgoing Servicer shall pay or cause to be paid any portion of such reasonable fee to the successor Servicer which is in excess of the sum of the Servicing Fee and other amounts payable to the Servicer out of the Trust Account pursuant to this Agreement. The Trustee shall promptly deliver to CFC a copy of any agreement appointing a successor Servicer.

     SECTION 6.4 NOTIFICATION OF SERVICING TERMINATION. The Trustee shall give prompt written notice of any Event of Servicing Termination that has occurred and is continuing or the appointment of a successor Servicer to RUS, the Cooperative, CFC, the outgoing Servicer, the Swap Provider, the Liquidity Provider and the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee may withhold notice of an Event of Servicing Termination from the Certificateholders so long as it in good faith determines that withholding such a notice from the Certificateholders is in the best interests of the Certificateholders.

     SECTION 6.5 EFFECT OF SERVICE TRANSFER.

     (a) After a Service Transfer, the outgoing Servicer shall have no further rights or obligations with respect to the Servicing Functions and the successor Servicer shall have all such rights and obligations, except as provided in subsection (b) of this Section.

     (b) A Service Transfer shall not affect the rights and duties of the parties under this Agreement, the Loan Agreement, the Swap Agreement, and the Loan Guarantee Agreement other than the Servicing Functions and the unaffected rights and duties under this Agreement, including, without limitation, the outgoing Servicer's right to receive payment of amounts payable to it for services rendered prior to such Service Transfer. The successor Servicer shall promptly pay CFC or any other outgoing Servicer all amounts either of them is entitled to receive under this Agreement on each Certificate Payment Date subsequent to the Service Transfer and upon termination of this Agreement. The successor Servicer shall also provide CFC and any other outgoing Servicer with a copy of the Semiannual Report sent to the Certificateholders with respect to each Certificate Payment Date subsequent to the date of the Service Transfer and with such other information as CFC may reasonably request to enable CFC or any other outgoing Servicer to verify the amount, if any, required to be paid by CFC or any other outgoing Servicer to the successor Servicer as compensation as provided in Section 6.3 or to the outgoing Servicer pursuant to the first sentence of this subsection.


                                  ARTICLE VII

                            PAYMENTS; SWAP AGREEMENT

     SECTION 7.1 NOTICE TO THE COOPERATIVE, THE SWAP PROVIDER AND THE TRUSTEE; NOTICE OF PREPAYMENT.

     (a) No more than 45 days and no less than 35 days before each Note Payment Date (other than a Call Date, as provided in Section 9.7), the Servicer will deliver a notice to the Cooperative and the Trustee specifying the date such payment is due and the amount of such payment. No more than five Business Days and no less than two Business Days before each Certificate Payment Date, the Servicer will deliver a notice to the Cooperative, the Swap Provider and the Trustee. Such notice shall specify in reasonable detail the method of calculation of the Interest payable to the Certificateholders, if any, and the amount of Principal, if any, payable to the Certificateholders, the Scheduled Servicing Fee payable to the Servicer, in each case on the associated Certificate Payment Date.

     (b) On written request of the Cooperative or RUS, the Servicer shall promptly deliver to the Cooperative or RUS a schedule setting forth the amount which would be payable on the Notes if the Notes were to be prepaid or purchased on a date set forth in such written request. The Servicer will deliver a copy of any such schedule to the Trustee and the Swap Provider simultaneously with its delivery to the Cooperative or RUS.

     SECTION 7.2 DEFAULT NOTICE.

     (a) By 12:00 p.m. (New York, New York time) on each Note Payment Date, the Trustee will notify the Servicer whether there is a Deficiency (as defined below) with respect to that Note Payment Date and the amount of the Deficiency, if any, and, if there is a Deficiency, the Servicer shall deliver to RUS a Default Notice pursuant to Section 5.2(a) of the Loan Guarantee Agreement.

     (b) "Deficiency" means, in respect of any Note Payment Date, the amount, if any, by which the amount received by the Trustee from the Cooperative (and from RUS) in respect of that Note Payment Date is less than the amount of Principal, if any, and Guaranteed Interest due under any Note on that Note Payment Date.

     (c) By 3:30 p.m. (New York, New York time) on each Certificate Interest Payment Date, the Trustee will notify the Servicer, the Cooperative, the Remarketing Agent, the Swap Provider and the Liquidity Provider as to whether there has been a default in the payment of any Swap Payment.

     SECTION 7.3 PAYMENTS WITH RESPECT TO THE CERTIFICATES AND DISTRIBUTIONS TO THE SERVICER AND SWAP PROVIDER; REMITTANCE OF CERTAIN EARNINGS ON ELIGIBLE INVESTMENTS; NOTICE OF PRINCIPAL PAYMENTS.

     (a) Except as provided below, on each Certificate Interest Payment Date, the Trustee shall apply or cause to be applied all Available Funds in the Trust Account to make the payments of Interest due to the Certificateholders on such date.

     (b) Except as provided below, on each Certificate Principal Payment Date, the Trustee shall apply or cause to be applied all Available Funds in the Trust Account to make the payment of Principal due to the Certificateholders on such date.

     (c) On each Swap Provider Payment Date, the Trustee shall apply or cause to be applied Available Funds in the Trust Account to pay the amount of Guaranteed Interest received by the Trustee on or in respect of the corresponding Swap Provider Payment Date by 1:00 p.m. (New York,

New York time), in immediately available funds, first to the Servicer in an amount equal to the Scheduled Servicing Fee due on such date and then (unless a Swap Provider Default has occurred and is continuing) to the Swap Provider at its Payment Location. On each June 15 and December 15 (or if such day is not a Business Day, the next succeeding Business Day), the Trustee shall apply or cause to be applied all Available Funds in the Trust Account to make the following payments in the following order of priority:

     (i)  Interest, if any, due to the Certificateholders on such date; and

     (ii) Principal, if any, due to the Certificateholders on such date.


          If the Available Funds associated with any June 15 or December 15 or Call Date (or if such day is not a Business Day, the next succeeding Business
Day) are greater than the amounts required to be distributed above under this
Section 7.3(c), the excess shall be distributed as follows:

     (A) If there has been no acceleration of the Notes (1) to RUS, to the extent that RUS has paid any amount under the Guarantee and the Cooperative has not paid to RUS all amounts due on the Notes as a result of such payment by RUS, and (2) otherwise, to the Cooperative; provided, however, that no amounts shall be distributed to RUS or the Cooperative until the Trustee has paid (x) to the Servicer all delinquent Scheduled Servicing Fees and (to the extent permitted by Applicable Law) all interest thereon, (y) unless a Swap Provider Default has occurred and is continuing, to the Swap Provider the amount of any delinquent Swap Provider Payments, and (z) to the Certificateholders all amounts of Interest then accrued for their benefit under Section 7.3(c)(E), all delinquent Principal, and all delinquent Interest (to the extent permitted by Applicable
Law) with respect to the Certificates of Beneficial Interests.

          If there has been an acceleration of the Notes, (1) the amount of the accrued and unpaid Scheduled Servicing Fee shall become distributable to the Servicer, (2) unless a Swap Provider Default has occurred and is continuing, the amount of the accrued and unpaid Swap Provider Payments, if any, shall become distributable to the Swap Provider, and (3) the entire outstanding Principal Balance with respect to the Certificates of Beneficial Interests, together with all accrued Interest thereon, shall become distributable to the Certificateholders, it being understood that Interest and the Scheduled Servicing Fee, shall accrue for this purpose as if the date of such acceleration were a Note Payment Date. Upon an Event of Default described in paragraph (a) of Article VI of the Loan Agreement, the Trustee may, and upon the written request of Certificateholders holding aggregate Fractional Interests representing 51% or more of the Trust, shall, by written notice to the Servicer, the RUS and the Cooperative (if such notice may lawfully be given) and, unless a Swap Provider Default has occurred and is continuing, with the consent of the Swap Provider, direct the Servicer to declare the Notes to be due and payable. Upon any acceleration of the Notes pursuant to the Loan Agreement, all accrued Scheduled Servicing Fees shall become payable to the Servicer; the amount of unpaid Swap

Provider Payments shall, unless a Swap Provider Default has occurred and is continuing, become payable to the Swap Provider, and the entire outstanding Principal Balance with respect to the Certificates of Beneficial Interests, together with all accrued Interest thereon, shall become distributable to the Certificateholders; it being understood that Interest and the Scheduled Servicing Fee shall accrue for this purpose as if the date of such acceleration were a Note Payment Date.

     (B)  Anything contained in this Agreement to the contrary notwithstanding,
(i) if RUS is not in default under the Guarantee and has made a payment under the Guarantee and the Trustee thereafter receives from the Cooperative any payment on the Notes, then, to the extent that the sum of such payments by RUS and such payments by the Cooperative exceed the amounts then due on the Notes, the Trustee shall promptly pay the amount of such excess directly to RUS and shall in no event deposit the amount of such excess in the Trust Account and
(ii) if RUS is not in default under the Guarantee and makes a payment under the Guarantee that, together with any payments made by the Cooperative, is in excess of the amounts then due on the Notes, then the Trustee shall promptly pay the amount of such excess to RUS and shall in no event deposit the amount of such excess in the Trust Account. All such payments to RUS must be made by electronic funds transfer to RUS through the Department of Treasury account at the Federal Reserve Bank of New York. The following wire information shall be included in the funds transfer message in the precise language as stated: 021030004 10 TREAS NYC/(12310100) USDA RUS. Following this information, the wire should state that the payment is for the credit of the Cooperative and provide the name of the institution forwarding the wire. Subject to the first sentence of this Section 7.3(c)(B), to the extent the Trustee receives payments on any Note Payment Date from the Cooperative on or with respect to the Notes in excess of the amounts due on that Note Payment Date on or with respect to the Notes, the Trustee shall promptly repay the amount of such excess directly to the Cooperative and shall in no event deposit the amount of such excess in the Trust Account.

     (C) All payments to Certificateholders shall be made by check mailed to each Certificateholder of record on the associated Record Date at the address appearing on the Certificate Register, except that with respect to Certificates registered in the name of the Liquidity Provider or CFC or in the name of Cede & Co., the nominee registrant for the DTC, payments will be made in the form of immediately available funds. Notwithstanding the foregoing, if CFC, the Servicer or the Trustee so notifies Certificateholders at least 25 days prior thereto, the final payment on each Certificate (other than Certificates held by the Liquidity Provider) shall be made only upon presentation and surrender of the Certificate of Beneficial Interests at the office or agency then maintained by the Trustee in accordance with Section 8.2.

     (D) The Trustee shall pay to the Servicer upon request any money held by the Trustee for the payment of Principal or Interest that remains unclaimed by any

Certificateholder for two years; provided, however, that the Trustee before making any such repayment shall, at the expense of the Servicer, cause to be published once in a newspaper of general circulation in the City of New York, or mail to each such holder, notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 10 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be paid to the Servicer. After payment to the Servicer, Certificateholders entitled to the money must look to the Servicer for payment as general creditors unless an applicable abandoned property law designates another person.

     (E) In the event the Trustee distributes to the Certificateholders on any date an amount less than the sum of the Principal and the Interest distributable to the Certificateholders on such date pursuant to this Section, then, in such event, (i) if delinquent payments of Interest on the Notes may lawfully bear interest, the amount of any undistributed Scheduled Servicing Fee for such date shall bear interest at the Certificate of Beneficial Interest Rate for such date from such date until the date such amount of the undistributed Scheduled Servicing Fee (together with interest accrued thereon) is paid to the Servicer, and (ii) the amount of any undistributed Principal and, if delinquent payments of Interest on the Notes may lawfully bear interest, Interest with respect to the Certificates of Beneficial Interest shall bear interest at the Certificate of Beneficial Interest Rate from such date until the date such amount of undistributed Principal and Interest (together with interest accrued thereon) is paid to the Certificateholders.

     (F) The Trustee will distribute (i) to the Servicer any delinquent Scheduled Servicing Fee, (ii) unless a Swap Provider Default has occurred and is continuing, to the Swap Provider, any delinquent Swap Provider Payments or,
(iii) if applicable, to the Certificateholders any delinquent Principal and any delinquent Interest and any amounts of interest referred to in Section 7.3(c)(E), on any Certificate Payment Date and promptly after it receives either delinquent payments on the Notes, the Guarantee or the Swap Agreement. The Trustee will distribute such payments and amounts first to the Servicer up to the amount of the Scheduled Servicing Fee then due and payable and the interest, if any, then accrued for the benefit of the Servicer pursuant to Section 7.3(c)(E), second, unless a Swap Provider Default has occurred and is continuing, to the Swap Provider, in an amount up to the Swap Provider Payments then due and payable, and third to the Certificateholders up to the amount of Principal and Interest then due and payable to the Certificateholders and the interest then accrued for the benefit of the Certificateholders pursuant to
Section 7.3(c)(E). Such payments to the Servicer will be applied first to interest on the delinquent Scheduled Servicing Fee, then to pay any delinquent Scheduled Servicing Fee and then to any Scheduled Servicing Fee due on such date. Such payments to the Certificateholders will be applied first to delinquent Interest, then to Interest due on such date, then to interest payable pursuant to clause (ii) of Section 7.3(c)(E), then to delinquent Principal, then to Principal due on such date.

     (G) Notwithstanding any other provision of this Agreement, the right of any Certificateholder to receive distributions of payments on a Certificate of Beneficial Interests pursuant to this Agreement when due or to bring suit for the enforcement of any such payment on or after the date when due shall not be impaired or affected without the consent of such Certificateholder.

     (H) Except as provided in Section 7.3(d), all distributions to Certificateholders under this Agreement shall be distributed pro rata to each Certificateholder based on such Certificateholder's Fractional Interest.

     (d) On any Certificate Principal Payment Date on which distributions of Principal are to be made, the Trustee shall select, by lot, Certificates to be redeemed in an amount equal to such Principal distribution. In case any Certificate selected by lot is outstanding in a Principal Amount exceeding $100,000, a portion of such Certificate may be redeemed provided that the amount remaining after such redemption shall be an Authorized Denomination. The Trustee shall give notice of such redemption in accordance with Section 7.3(e) hereof.

     (e) Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to the Certificate Principal Payment Date, to each Certificateholder holding a Certificate selected for redemption, at his last address appearing in the Certificate Register. In addition, notice of redemption shall be sent by certified or registered mail, return receipt requested, or by overnight delivery service contemporaneously with such mailing to any Holder of $1,000,000 or more in principal amount of Certificates and to any Depository registered as such pursuant to the Securities Exchange Act of 1934, as amended, that is a holder of Certificates to be redeemed. An additional notice of redemption shall be mailed not less than 60 nor more than 90 days after the Certificate Principal Payment Date, by the same means as the first such notice, to any Certificateholder selected for redemption that has not surrendered the Certificates called for redemption, at his last address appearing in the Certificate Register.

     All notices of redemption shall state:

          (1) the Certificate Principal Payment Date,

          (2) the total amount of such Principal distribution and the Principal Amount with respect to such Certificateholder that is being redeemed,

          (3) the identification, including complete official name, series designation and issue date of the Certificates and the CUSIP number, interest rates and maturity dates of the Certificates to be redeemed,

          (4) that on the Certificate Principal Payment Date, the Principal Amount of such Certificateholder's Certificate being redeemed will become due and payable, and that interest distributable with respect thereto shall cease to accrue from and after said date, and

          (5) the name and address of the Trustee for such Certificates, including the name and telephone number of a contact person and the place where such Certificates are to be surrendered for payment of the Principal Amount being redeemed.

     Notice of redemption of Certificates to be redeemed shall be given by the Trustee. Any failure to give a notice of redemption (or any defect therein) shall not affect the proceedings for redemption of Certificates.

     SECTION 7.4 SWAP AGREEMENT. The Trustee shall have no power to vary the terms of the Swap Agreement; provided, however, that this Agreement shall be considered to have been amended to grant such power to the Trustee if it receives (a) the consent of Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust, (b) the consent of the Servicer if the Servicer would be adversely affected thereby, (c) Rating Confirmation Notices, (d) an Opinion of Counsel that such amendment shall not cause the Trust not to be treated as a Pass-Through Organization for federal income tax purposes and (e) the prior written consent of the Cooperative, if such action would affect, in any material respect, the Cooperative's rights and obligations under the Swap Agreement that have not been assigned to the Trustee; provided, further, the Trustee shall have the power to liquidate the Swap Agreement and to liquidate any collateral therefor in accordance with Section 7.5(e) hereof if the Swap Agreement terminates or the Trust terminates or if an "event of default" or "illegality" with respect to the Swap Provider has occurred and is continuing under the Swap Agreement and the Credit Support Annex permits the Trustee as secured party to liquidate collateral thereunder. The Swap Agreement provides that (i) the Trust will, on each Certificate Interest Payment Date, be entitled to a Swap Payment, and (ii) the Trust will on the Swap Provider Payment Date coinciding with each Note Payment Date, be required to pay the Swap Provider Payment to the Swap Provider. The Trustee agrees to distribute to the Swap Provider by wire transfer of immediately available funds such payment as set forth in the Swap Agreement. In connection with carrying out of the transactions contemplated by the Swap Agreement, the Trustee will be entitled to the same rights, immunities, exculpations and other protections as provided in this Agreement.

     SECTION 7.5 TERMINATION AND SUBSTITUTION OF SWAP AGREEMENT.

          (a) The Swap Agreement may not be terminated by the Swap Provider except as provided in the Swap Agreement. If the Swap Agreement terminates (other than through an Elective Termination as provided in Section 7.5(b)) or if a Swap Provider Default has occurred and is continuing, the Cooperative shall use all reasonable efforts to (i) secure an Alternate Swap Agreement and (ii) amend this Agreement, in accordance with Section 7.5(c), to permit the delivery and assignment to the Trust of an Alternate Swap Agreement; provided, however, that the Servicer, the Trustee, and the Cooperative shall not be liable to the Certificateholders if the Cooperative is unable to secure an Alternate Swap Agreement or to effect any amendment to this Agreement necessary to permit delivery and assignment thereof to the Trustee. If the Swap Agreement terminates (other than through an Elective Termination as provided in Section 7.5(b)) or if a Swap Provider Default has occurred and is continuing, and the Cooperative has not provided an Alternate Swap Agreement as provided herein,

     (i) the obligation of the Trust to make Swap Provider Payments to the Swap Provider shall terminate or be suspended, respectively, in accordance with the Swap Agreement, and subsequent payments of Principal and Guaranteed Interest (less the Servicer Spread) shall thereafter (or until the obligation of the Trust to make Swap Provider Payments to the Swap Provider is no longer suspended) be payable to the Certificateholders, as and to the extent provided in this Agreement, on each June 15 and December 15 (or if such day is not a Business Day, the next succeeding Business Day) corresponding with such subsequent payments, and all other rights hereunder granted to the Swap Provider shall terminate or be suspended, respectively;

     (ii) any right of the Certificateholders to tender Certificates pursuant to
     Section 9.2(a) shall terminate or be suspended, respectively;

     (iii) the Trustee shall give notice, in accordance with Section 10.18, of the termination or suspension, respectively, of the Swap Agreement, the suspension of any right to tender Certificates pursuant to Section 9.2(a) (or of the reinstatement of such right upon receipt of an Alternate Swap Agreement), and of the next Swap Provider Payment Date; and

     (iv) any Termination Amount and any proceeds of Posted Collateral shall be applied as provided in Section 7.5(e).

          (b) The Cooperative (with the consent of the RUS and, if the Servicer would be adversely affected thereby, the Servicer) or RUS may terminate the Swap Agreement as provided in Part 5, Sections (9) and (10) of the Schedule to the Swap Agreement (an "Elective Termination"). If the Cooperative or the RUS terminates the Swap Agreement, the Trust created hereby shall terminate as provided in Section 12.3 unless there is an Alternate Swap Agreement placed in effect pursuant to an amendment to this Agreement in accordance with Section 7.5(c); provided, however, that neither the Cooperative nor the RUS shall terminate the Swap Agreement unless (i) the Swap Provider certifies that it has received the amount due as the Termination Amount, if any, (ii) the Liquidity Provider certifies that it has received all amounts payable to it under the Liquidity Facility, (iii) either (x) all outstanding Certificates are purchased or redeemed in accordance with Section 9.7 or (y) the Cooperative has, in accordance with Section 7.5(c), amended this Agreement to permit the delivery and assignment to the Trust, concurrently with the termination of the then effective Swap Agreement, of an Alternate Swap Agreement and (iv) if the Cooperative terminates the Swap Agreement, the RUS has given its prior written consent thereto. Upon compliance with this Section 7.5(b), the Cooperative (or the RUS to the extent that the RUS has been making payments under the Guarantee) shall be entitled to retain any Termination Amount owing to the Cooperative from the Swap Provider in respect of such Elective Termination.

          (c) This Agreement may be amended by the Servicer, the Cooperative and the Trustee, without the consent of any of the Certificateholders, in accordance with Section 12.6(b), to permit the Cooperative to acquire and deposit with the Trust (and to permit the Trust to accept on behalf of the Certificateholders) an Alternate Swap Agreement; provided, however, that amendment of this Agreement and the Cooperative's delivery and assignment of an Alternate Swap Agreement (or any power of the Trust to receive an assignment thereof) shall not be effective (or exist) unless accompanied by (i) Rating Confirmation Notices, (ii) an Opinion of Counsel that the continuation of the Trust by reason of the amendment of this Agreement permitting the Alternate Swap Agreement will not cause the Trust to not be treated as a Pass-Through Organization for federal income tax purposes, and
(iii) written confirmation from the Liquidity Provider that the Liquidity Facility or Alternate Liquidity Facility remains in effect.

          (d) The Trustee shall notify the Liquidity Provider and the Certificateholders of the Cooperative's intent to replace the Swap Agreement with an Alternate Swap Agreement by first class mail delivered to each Certificateholder's registered address at least 30 days (or as soon as practicable if less than 30 days in the case of action pursuant to Section 7.5(a)) but not more than 60 days prior to the effective date of such replacement.

          (e) If either the Swap Agreement terminates (other than through an Elective Termination as provided in Section 7.5(b)) or a Swap Provider Default has occurred and is continuing, the Trustee shall, in the event of a termination, apply any Termination Amount received by the Trustee from the Swap Provider and, in the event of a termination or a Swap Provider Default, apply any proceeds of the Posted Collateral received by the Trustee from the exercise of its remedies pursuant to Paragraph 8 of the Credit Support Annex to the Swap Agreement, both to the extent permitted by such Credit Support Annex and in the following order of priority:

          (i) to expenses of the Trustee, including attorneys' fees, related to its exercise of remedies in respect of the Posted Collateral;

          (ii) in the case of proceeds of Posted Collateral, ratably (as determined by the Trustee by any reasonable method selected by it in its discretion), to all obligations secured by the Posted Collateral, including payment of the Termination Amount;

          (iii) as to proceeds of Posted Collateral allocated to the Termination Amount in accordance with clause (ii) above, and in the case of the Swap Provider's payment of the Termination Amount, in the following order of priority:

          (1) at the written request of the Cooperative, to the Cooperative or to the swap counterparty under an Alternate Swap Agreement, to provide for the delivery and assignment to the Trust of an Alternate Swap Agreement in accordance with Section 7.5(c);

          (2) to the RUS, to the extent that the RUS has paid any amount under the Guarantee and the Cooperative has not paid to the RUS all amounts due on the Notes as a result of such payment by the RUS; provided, however, that no amounts shall be distributed to the RUS until the Trustee has paid (from the proceeds being distributed under this Section 7.5(e) if other funds for such purpose are not available) (x) to the Servicer all delinquent Scheduled Servicing Fees and (to the extent permitted by Applicable Law) all interest thereon and (y) to the Certificateholders all amounts of Interest then accrued for their benefit under
Section 7.3(c)(E), all delinquent

Principal, and all delinquent Interest (to the extent permitted by Applicable
Law) with respect to the Certificates of Beneficial Interest;

          (3) if (x) the Liquidity Facility has been terminated and there is no Alternate Liquidity Facility, and (y) interest is distributable under Sections 7.5(a)(i) and 9.1(h), to the Certificateholders pro rata, based upon the Principal Amount of Certificates held by each Certificateholder, in an amount calculated by the Trustee (by any reasonable method selected by it in its discretion) to compensate Certificateholders for any loss in market value of their Certificates attributable to the termination of the Swap Agreement, based upon the difference between (A) the interest rate distributable to Certificateholders under Sections 7.5(a)(i) and 9.1(h) immediately after the Swap Agreement termination, and (B) the minimum rate of interest necessary, in the judgment of the Remarketing Agent (unless the Swap Provider is then serving as the Remarketing Agent, then a Remarketing Agent selected by the Trustee with the consent of the Cooperative), to have enabled the Remarketing Agent to have sold the Certificates immediately after the Swap Agreement termination at a price equal to par (provided that such rate in clause (B) hereof may not exceed the Maximum Certificate Rate);

          (iv) to the Cooperative;

provided, however, that the Trustee shall pay or deliver to the Swap Provider any Posted Collateral or proceeds in excess of the obligations secured thereby, to the extent that such excess amount is to be returned to the Swap Provider under the Credit Support Annex to the Swap Agreement or under applicable law.

          SECTION 7.6 PAYMENTS FOLLOWING FAILED UNDERWRITING. Anything in this Agreement to the contrary notwithstanding, if CFC or its Affiliate retains the Certificates following a failure by the Underwriter to purchase them on the Refinancing Date (or otherwise place them with qualified holders), the holders of the Certificates shall be entitled to receive on each December 15 (or if such day is not a Business Day, the next succeeding Business Day) an amount of principal equal to the scheduled payment of principal on the Note on the next preceding Note Payment Date. The holders of the Certificates shall also be entitled to receive on the Business Day next following any other payment of principal (including amounts due as a result of acceleration) of or the purchase of a Note the amount of principal so paid or the principal balance thereof. Interest distributable with respect to the Certificates (including any overdue interest thereon) shall be distributable at the weighted average interest rate on the Notes less the Servicer Spread. Such interest shall be payable on June 15 and December 15 ( or if such day is not a Business Day, the next succeeding Business Day) and on each date when principal is paid on the Certificates as aforesaid. Such payments will be made out of funds in the Trust Account. If the funds on deposit in the Trust Account are not sufficient to pay the foregoing amounts and the Scheduled Servicing Fee as of such date, such funds shall be distributed first to the Scheduled Servicing Fee (including any delinquent Scheduled Servicing Fee), next to the holders of Certificates and thereafter to RUS or the Cooperative as provided elsewhere in this Agreement.
No payment from the Trust Account shall be made to the Swap Provider, and any rights of the Swap Provider hereunder shall be suspended, while CFC or its Affiliate retains the Certificates in the circumstance described above.


                                 ARTICLE VIII

                    THE CERTIFICATES OF BENEFICIAL INTEREST

     SECTION 8.1 THE CERTIFICATES. The Certificates shall be issued in fully registered form, substantially in the form of Exhibit A with such additions, deletions and modifications as are necessary or convenient, in the opinion of the Servicer, to effectuate the efficient and timely issuance of the Certificates. The Certificates shall be issued in minimum denominations representing $100,000 of Original Principal Amount and in integral multiples of $5,000 in excess thereof ("Authorized Denominations") and each Certificate will evidence an undivided fractional interest in the Trust equal to the percentage obtained by dividing the Principal Amount of such Certificate by the Principal Balance; provided that one Certificate may be issued in an odd denomination from time to time to the extent mathematically necessary. The Certificates shall contain CUSIP numbers. The Certificates shall be executed on behalf of the Trustee by manual or facsimile signature of a duly authorized officer and attested by a trust officer (by manual or facsimile signature). Each Certificate shall be authenticated by the Trustee on behalf of the Trust by the manual signature of a duly authorized officer. The Trustee shall deliver the Certificates that are issued on the original issuance to CFC or upon the order of CFC to the Underwriter pursuant to the Underwriting Agreement. Certificates bearing the signatures of individuals who were the proper officers or authorized signatories of the Trustee at the time of execution of those Certificates shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices or positions prior to the delivery of such Certificates. If the Certificates are issued and sold pursuant to Section 4(2) of the Securities Act of 1933 and resold pursuant to Rule 144A or another exemption under the Securities Act, they shall contain a legend regarding transfer of the Certificates substantially in the form of Exhibit K hereto.

     SECTION 8.2 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

     (a) The Trustee shall maintain, or cause a designee to maintain, in the Borough of Manhattan, City of New York, and, at its discretion, at any other location, an office or agency for the registration of Certificates and of transfers and exchanges of Certificates in a Certificate Register as herein provided. Any such designee is referred to in this Agreement as the Certificate Registrar; provided, however, the Trustee shall not be relieved of any of its duties under this Agreement by reason of such designation. Initially, the Trustee, The First National Bank of Chicago, c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor-Window 2, New York, New York 10005,
Attention: Corporate Trust Administration, shall maintain the Certificate Register and register Certificates and transfers and exchanges of Certificates as provided in this Agreement. The Trustee shall give prompt written notice to CFC, the Cooperative, the Certificateholders and the Servicer of any change in the location of the Certificate Register or the appointment of any Certificate Registrar. No transfer of any Certificate of Beneficial Interests shall be valid unless and until registered on the Certificate Register.

     (b) Subject to Section 8.3, upon surrender of any Certificate for registration of transfer at such office, the Certificate Registrar, if any, shall promptly notify the Trustee to execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate Fractional Interest in an Authorized Denomination and dated the date of authentication by the Trustee.

     (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate Fractional Interest, upon surrender of the Certificates to be exchanged at the offices or agency maintained therefor. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar, if any, shall promptly notify the Trustee, which shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (d) Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee or any Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing.

     SECTION 8.3 NO CHARGE; DISPOSITION OF VOID CERTIFICATES. No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar, if any, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates of Beneficial Interest surrendered to the Trustee or the Certificate Registrar for payment in full or transfer or exchange shall be canceled and destroyed by the Trustee.

     SECTION 8.4 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate is surrendered to the Trustee, any authenticating agent or the Certificate Registrar, if any, or if any of them receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to each such party such security or indemnity as may be reasonably required by each such party and the Servicer to save each of them harmless (provided, however, that if CFC is giving the aforesaid indemnity, the unsecured written undertaking of CFC delivered to the Trustee shall be sufficient indemnity for purposes of this Section), then, in the absence of notice to any of them that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Interest in an Authorized Denomination. Upon the issuance of any new Certificate under this Section, the Certificate Registrar, if any, the Trustee and any authenticating agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the Fractional Interest, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

     SECTION 8.5 PERSONS DEEMED OWNERS. The Servicer, the Certificate Registrar, if any, the Trustee and any authenticating agent may conclusively treat the person in whose name any Certificate of Beneficial Interest is registered as the owner of such Certificate of Beneficial Interest for the purpose of receiving remittances pursuant to Section 7.3 and for all other purposes whatsoever, and, to the extent permitted by Applicable Law, none of the Servicer, the Certificate Registrar, if any, the Trustee, any authenticating agent or any agent of any of them shall be affected by any notice to the contrary. The Certificateholder of record shall be entitled to the Principal and Interest distributable with respect to the Certificates of Beneficial Interest registered in its name, free from all equities, rights of set-off or counterclaims of the Trustee, the Certificate Registrar or prior Certificateholders, and all Persons may act accordingly.

     SECTION 8.6 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trustee will furnish or cause to be furnished to CFC, the Servicer, the Remarketing Agent, the Cooperative or RUS, within five Business Days after receipt of a written request therefor from any of them, a list of the names and addresses of the Certificateholders as of the most recent Record Date. Certificateholders may communicate pursuant to TIA (S) 312(b) with other Certificateholders with respect to their rights under this Agreement or the Certificates. Each Certificateholder, by receiving and holding a Certificate, agrees with the Servicer, the Certificate Registrar, if any, the Trustee and any authenticating agent that none of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Certificateholders.

     SECTION 8.7 PROVISIONS FOR BOOK-ENTRY SYSTEM. The Certificates will be subject to a book-entry system of ownership and transfer, except as provided in paragraph (c) of this Section. The provisions for effecting such book-entry system are as follows:

     (a) The Depository Trust Company, New York, New York is hereby designated as the initial Depository hereunder.

     (b) Notwithstanding the other provisions regarding exchange and transfer of Certificates in this Article VIII, the Certificates shall initially be evidenced by one Certificate, in a denomination equal to the Initial Principal Amount. Such certificate shall be initially delivered to and shall be registered in the name of "Cede & Co." as partnership nominee for DTC. Such Certificate may not thereafter be transferred or exchanged on the registration books held by the Trustee except:

     (1) to any successor Depository designated pursuant to paragraph (c) of this Section;

     (2)  to any successor Depository or its nominee designated by a Depository;
or

     (3) if the Cooperative elects or is required to discontinue the Book-Entry System pursuant to paragraph (c) of this Section, the Cooperative will cause the Trustee to authenticate and deliver replacement Certificates (upon receipt of the outstanding Certificates and written instructions for transfer satisfactory to the Trustee) in fully registered form in Authorized Denominations in the names of the Beneficial Owners or their nominees; thereafter the provisions of
Section 8.2 hereof regarding registration, transfer and exchange of Certificates shall apply to each Certificate.

     (c) Any institution acting as Depository hereunder may resign as Depository by giving notice to the Trustee, the Servicer and the Cooperative and discharging its responsibilities with respect thereto under applicable law. In addition, the Cooperative may determine that: (1) any institution acting as Depository is unable to discharge its responsibilities with respect to the Certificates or (2) continuation of the Book-Entry System is not in the best interests of the Beneficial Owners of the Certificates. In the event of resignation or disability of an institution acting as Depository, the Cooperative will attempt to identify another institution qualified to act as Depository hereunder. An institution may be designated as a Depository hereunder only if such institution: (i) is a "clearing corporation" as defined in the New York Uniform Commercial Code; and (ii) is a qualified and registered "clearing agency" under Section 17A of the Securities Exchange Act of 1934, as amended. If the Cooperative is unable to identify such a successor Depository prior to the effective date of the resignation or in the event that the Cooperative determines that discontinuance of the Book-Entry System is in the best interests of the Beneficial Owners or of the Cooperative, the Trustee shall discontinue the Book-Entry system as provided in paragraph (b)(3) of this Section. If at any time following the Refinancing Date CFC (or an Affiliate of CFC) holds 100% of the Certificates, it may elect to discontinue the Book-Entry System.

     (d) The Cooperative, the Servicer, and the Trustee shall treat the Depository (or its nominee) as the sole and exclusive owner of the Certificates registered in its name for the purpose of payment of Principal of and Interest, if any, distributable with respect to such Certificates, selecting Certificates and portions thereof to be redeemed, giving any notice permitted or required to be given to the Certificateholders, including any notice of redemption, registering the transfer of the Certificate, obtaining any consent or other action to be taken by the Certificateholders and for all other purposes whatsoever, and shall not be affected by any notice to the contrary. As long as the Book-Entry System is used for the Certificates, the Cooperative, the Servicer and the Trustee will give any notice of redemption or any other notices required to be given to Certificateholders only to the Depository or its nominee registered as the owner thereof. Any failure of the Depository to advise any of its participants or of any participant to notify any Beneficial Owner, of any such notice and its content or effect will not affect the validity of the redemption of the Certificates called for redemption or of any other action premised on such notice. Neither the Cooperative, the Servicer nor the Trustee is responsible or liable for the failure of the Depository or any participant thereof to make any payment or give any notice to a Beneficial Owner of a Certificate in respect to the Certificates or any error or delay relating thereto.

     (e) Upon receipt of payments of principal in respect of any Certificate, the Depository in its discretion may request the Trustee to deliver a new Certificate in a principal amount equal to the amount of the Principal Balance or shall make an appropriate notation on the Certificate indicating the date and amount of such Principal payment, except in the case of payment of the entire outstanding Principal Amount of such Certificate, in which case the Certificate must be presented to the Trustee prior to payment.

     (f) The Cooperative, the Servicer and the Trustee shall endeavor to cooperate with DTC or any successor or new Depository in effectuating distributions of principal and interest with respect to the Certificate by arranging for payment in such a manner that funds representing such payments are available to the Depository on the date they are due. The Cooperative, the Servicer and the

Trustee shall have no responsibility for transmitting payments to the Beneficial Owners of the Certificates, notwithstanding any notice to the contrary received by any of them.

                                  ARTICLE IX

                       FURTHER PROVISIONS RELATING TO THE
                      CERTIFICATES OF  BENEFICIAL INTEREST

     SECTION 9.1 INTEREST DISTRIBUTABLE WITH RESPECT TO THE CERTIFICATES. Subject to Section 7.6 hereof:

     (a) General. The Swap Provider shall pay Interest under the terms of the Swap Agreement in the Weekly Rate Mode for the period from the Refinancing Date until the Interest Rate Mode is converted to a different Interest Rate Mode. The first Certificate Interest Payment Date shall be the Certificate Interest Payment Date occurring on the first Wednesday in January, 1998 (unless such day is not a Business Day, then on the next succeeding Business Day). During each Interest Period for each Interest Rate Mode, the Interest distributable with respect to the Certificates shall be determined in accordance with Section 9.1(b) and shall be payable on the Certificate Interest Payment Date for such Interest Period.

     (b) Interest Rate Modes. Interest Rates with respect to the Swap Payments and distributions of Interest to Certificateholders shall be determined as follows:

     (i) If the Interest Rate Mode is the Weekly Rate Mode, the interest rate payable under the Swap Agreement and distributable with respect to the Certificates for a particular Weekly Rate Period shall be the rate established by the Remarketing Agent no later than 3:00 p.m. (New York, New York time) on the Wednesday on which such Weekly Rate Period commences (or the day preceding the Refinancing Date or the Conversion of the Interest Rate Mode to the Weekly Rate Mode, as the case may be), or, if such day is not a Business Day, on the next succeeding Business Day, as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Certificates on such Business Day at a price equal to par provided that such rate shall not exceed the Maximum Certificate Rate (the "Weekly Rate").

     (ii) If the Interest Rate Mode is the Flex Rate Mode, the interest rate payable under the Swap Agreement and distributable with respect to the Certificates for a particular Flex Rate Period shall be the rate established by the Remarketing Agent not later than 3:00 p.m. (New York, New York time) on the last Business Day next preceding the first day of such Flex Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Certificates on such day at a price equal to par provided that such rate shall not exceed the Maximum Certificate Rate (the "Flex Rate").

     (c) Notice of Interest Rates; Effectiveness. The Remarketing Agent shall provide the Servicer, the Swap Provider, the Cooperative, the Trustee, the Liquidity Provider and the Tender Agent with Immediate Notice of all Interest Rates set pursuant to Section 9.1(b). The determination of each Interest Rate in accordance with the terms of this Agreement shall be conclusive and binding upon the owners of the Certificates, the Cooperative, the Swap Provider, the Trustee, the Tender Agent, the Remarketing Agent and the Liquidity Provider.

     (d) Failure of Remarketing Agent to Set interest Rates. If for any reason the interest rate payable under the Swap Agreement and distributable with respect to the Certificates is not determined pursuant to Section 9.1(b) (i) or
(ii) above, (i) if the Certificates were in the Weekly Rate Mode during the preceding Interest Period, the interest rate payable under the Swap Agreement and distributable to the Certificateholders for the next succeeding Interest Period shall be the Interest Rate in effect for such preceding Interest Period and (ii) if the Certificates were in a Flex Rate Mode during the preceding interest period, a Conversion to the Weekly Rate Mode shall be deemed to occur on the Certificate Interest Payment Date for such Flex Rate Period, and the interest rate payable under the Swap Agreement and distributable to the Certificateholders for the first such Weekly Rate Period shall be the Alternate Rate.

     (e) Conversion of Interest Rate Mode; Conversion Directed by the Swap Provider. The Interest Rate Mode is subject to Conversion to a different Interest Rate Mode from time to time in whole (but not in part), at the written direction of the Remarketing Agent (with the consent of the Swap Provider unless a Swap Provider Default has occurred and is continuing), such right to be exercised by notifying the Trustee, the Liquidity Provider, the Tender Agent, the Servicer, and the Cooperative in writing at least 20 Business Days prior to the effective date of such proposed Conversion. Such notice shall specify (A) the effective date, (B) the proposed Interest Rate Mode, and (C) if the Conversion is to the Flex Rate Mode, the end of the first Flex Rate Period.
Each Flex Rate Period shall be no less than seven days and no more than 365 days (or 366 days in a leap year) in duration and shall end on the day next preceding a Certificate Interest Payment Date. The notice must be accompanied by an Opinion of Counsel stating that the Conversion is authorized by this Agreement and that such conversion will not adversely affect the treatment of the Trust as a Pass-Through Organization for federal income tax purposes.

     (f) Limitations. Any Conversion of the Interest Rate Mode for the Certificates pursuant to the paragraph above must comply with the following:

     (A)  the Conversion Date must be a Certificate Interest Payment Date;

     (B)  the Conversion Date must be a Business Day; and

     (C) the Liquidity Facility must cover accrued interest calculated at least 18% per annum (or such higher rate as is set forth in the Liquidity Facility) for the Certificates for 40 days if the Conversion is to the Weekly Rate, or for the number of days in any Flex Rate Period then selected plus 10 days if the Conversion is to the Flex Rate Mode (or such other amounts as may be necessary to obtain a Rating Confirmation Notice).

     (g) Notice to Certificateholders of Conversion of Interest Rate. The Trustee shall notify the Certificateholders of each Conversion by first class mail, postage prepaid, at least 15 days but not less than 10 days before the Conversion Date. The notice will state:

     (A) that the Interest Rate Mode will be converted, what the new Interest Rate Mode will be and, if the Conversion is to the Flex Rate Mode, the end of the Flex Rate Period;

     (B)  the Conversion Date;

     (C)  the Certificate Interest Payment Date and Record Date;

     (D)  the maximum rate of interest available under the Liquidity Facility;
and

     (E) that the Certificates will be subject to mandatory purchase on the Conversion Date in accordance with Section 9.2(b).

     (h) During the continuance of a Swap Provider Default or if the Swap Agreement is not in effect, the Certificateholders shall be entitled to distributions of Interest from payments of Guaranteed Interest less the Servicing Fee in accordance with their Fractional Interest computed upon the basis of a 360-day year, consisting of twelve 30-day months on each December 15 and June 15 (or if such day is not a Business Day, the next succeeding Business
Day) or until the maturity date.

     SECTION 9.2 PURCHASE OF CERTIFICATES ON DEMAND; MANDATORY PURCHASE.

     (a)  Purchase of Certificates on Demand of Certificateholder.

          While in the Weekly Rate Mode, any Certificate shall be purchased on the demand of the Certificateholder, on any Business Day at the Purchase Price, upon written notice to the Tender Agent, at its Principal Office on or before 5:00 p.m. (New York, New York time) on a Business Day not later than the 7th calendar day prior to the Purchase Date. Such notice shall (A) state the number and principal amount (or portion thereof in an Authorized Denomination) of such Certificate to be purchased, (B) state the Purchase Date on which such Certificate shall be purchased and (C) irrevocably request such purchase and state an agreement to deliver such Certificate, duly endorsed in blank for transfer, with all signatures guaranteed, to the Tender Agent at or prior to 10:00 a.m. (New York, New York time) on such Purchase Date.

          The Tender Agent shall promptly, but in no event later than 11:00 a.m. (New York, New York time) on the next succeeding Business Day, provide the Remarketing Agent and the Trustee with Immediate Notice of the receipt of the notice referred to in the preceding paragraph. Upon its receipt of such Immediate Notice from the Tender Agent, the Remarketing Agent shall promptly provide the Liquidity Provider with Immediate Notice of the receipt of the notice referred to in the preceding paragraph.

          Notwithstanding any other provision of this Section, the owner of a Certificate may demand purchase of a portion of such Certificate only if the portion to be purchased and the portion to be retained by the owner will be in Authorized Denominations.

     (b)  Mandatory Purchases of Certificates.

     (i) Mandatory Purchase on Conversion Date. On each Conversion Date, the Certificates shall be subject to mandatory purchase at a purchase price equal to the Principal Amount of each Certificate.

     (ii) Mandatory Purchase in connection with Swap Provider Default or Expiration or Termination of Swap Agreement. The Certificates shall be subject to mandatory purchase at the Purchase Price, upon Swap Provider Default (but only if the Liquidity Facility is in effect in accordance with its terms) or upon replacement of the Swap Agreement with an Alternate Swap Agreement.

     (iii) Mandatory Purchase on termination of Liquidity Facility without replacement with Alternate Liquidity Facility. If at any time the Tender Agent shall give notice that any Certificates then subject to purchase under the Liquidity Facility as then in effect shall on the date specified in such notice cease to be subject to purchase under the Liquidity Facility as a result of the termination or expiration of the term of the Liquidity Facility (other than any termination resulting from suspension of the obligation of the Liquidity Provider to purchase tendered Certificates or any termination occurring immediately without notice or upon receipt by the Trustee of notice of such termination) and, if the Liquidity Facility shall not have been renewed or replaced by an Alternate Liquidity Facility at least ten Business Days prior to such termination or expiration, or if the Trustee has not received the Rating Confirmation Notice required by Section 9.4(b) hereof on the fifth Business Day next preceding any such termination or expiration of the Liquidity Facility, each Certificate shall be purchased or deemed purchased at the purchase price equal to the Principal Amount thereof plus Interest, if any, which would have been distributable thereon to the Purchase Date if such date were a Certificate Interest Payment Date.

     (iv) Mandatory Purchase at End of each Flex Rate Period. The Certificates shall be subject to mandatory purchase at a price equal to the Principal Amount of each Certificate on the last day of each Flex Rate Period.

     (c) Notice of Mandatory Purchase to Certificateholders. The Trustee shall, not less than (i) in the event of a mandatory purchase under Section 9.2(b)(i), 15 days prior to the Conversion Date, (ii) in the event of a mandatory purchase under Section 9.2(b)(ii), 15 days prior to the termination of the Swap Agreement, or as soon as practicable, (iii) in the event of a mandatory purchase under Section 9.2(b)(iii), five Business Days prior to the termination of the Liquidity Facility or (iv) in the event of a mandatory purchase under
Section 9.2(b)(iv), 15 days prior to the end of the Flex Rate Period (unless the Flex Rate Period is less than 30 days, in which case no notice is required), provide each Certificateholder with a notice, by first-class mail, postage prepaid, of the applicable Purchase Date and provide the Remarketing Agent with Immediate Notice of the applicable Purchase Date.

     SECTION 9.3 PURCHASE AND REMARKETING OF THE CERTIFICATES.

     (a) The Tender Agent shall purchase, but only from the sources listed below, Certificates or portions thereof which are then required to be purchased in accordance with Section 9.2(a) or 9.2(b) hereof from the registered owners thereof with immediately available funds by 2:30 p.m. New York, New York time on the date such Certificates are required to be purchased at the Purchase Price. Funds for the payment of such Purchase Price shall be derived from the following sources in the order of priority indicated:

     (i) proceeds of the sale of such Certificates (but only such remarketing proceeds received from purchasers of the Certificates furnished to the Tender Agent by the Remarketing Agent for deposit into the Remarketing Proceeds Fund);

     (ii) moneys furnished to the Tender Agent by the Liquidity Provider for the purchase of Certificates pursuant to the terms of the Liquidity Facility.

          The Tender Agent shall segregate amounts derived from the sources described above by (x) depositing monies derived from the source described in
(i) above into the Remarketing Proceeds Fund; and (y) by depositing proceeds derived from the sources described in (ii) above into the Purchase Fund.

     (b) With respect to any Certificates or portions thereof required to be purchased pursuant to Section 9.2(a) hereof and any Certificates or portions thereof required to be tendered for purchase in accordance with Section 9.2(b) as to which sufficient funds to accomplish such purchase are available to the Tender Agent at the respective times at which payment of the purchase price is to be made as provided herein:

     (i) Such Certificates or portions thereof shall be deemed to have been purchased, for all purposes of this Agreement, irrespective of whether such Certificates shall have been presented to the Tender Agent, and the former registered owner or owners of such Certificates shall have no claim thereon, under this Agreement or otherwise, for any amount other than the Purchase Price thereof which would have been paid on the date set for purchase, and such Certificates or portions thereof shall no longer be deemed to be outstanding for purposes of this Agreement.

     (ii) In the event that any such Certificates or portions thereof shall not be presented to the Tender Agent, the Tender Agent shall segregate and hold the moneys for the Purchase Price of such Certificates in trust, uninvested and without liability for interest thereon, for the benefit of the former owners of such Certificates, who shall thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the Purchase Price of such Certificates.

    (iii) In the event that any such Certificates shall not be presented to the Tender Agent at the time specified herein, then the Tender Agent shall request, and thereupon the Trustee shall execute and deliver, or cause to be executed and delivered, and the Certificate Registrar shall immediately authenticate a new Certificate or Certificates in an aggregate principal amount equal to the principal amount of the Certificates or portions thereof so purchased but not presented bearing a number or numbers not contemporaneously outstanding in Authorized Denominations. Every Certificate authenticated and delivered as provided in the preceding sentence shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued under this Agreement. The Tender Agent shall maintain a record of the Certificates or portions thereof not tendered for purchase pursuant to Section
9.2 (a) or (b) hereof together with the names and addresses of the former owners thereof.

    (iv) In case any Certificates or portions thereof that have been deemed purchased as provided in Section 9.3(b) hereof are delivered to the Tender Agent subsequent to the date and time specified for such delivery for payment of the Purchase Price thereof at its Delivery Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the owner thereof with the signature of such owner guaranteed by a bank, trust company or member firm of the New York Stock Exchange, on any Business Day, the Tender Agent shall, subject to the provisions of paragraph (ii) of this Section 9.3(b), pay the Purchase Price of such Certificate or portion thereof to the owner (A) no later than 2:30 p.m. New York, New York time on such Business Day, if such Certificate is presented by 10:00 a.m. New York, New York time on such Business Day, and (B) no later than 12:00 noon New York, New York time on the next succeeding Business Day, if such Certificate is presented after 10:00 a.m. New York, New York time on such Business Day and, if appropriate, shall also deliver to such owner a new Certificate in an aggregate principal amount equal to the portion of any Certificate not so purchased; provided, however, while the Certificates are in the Book-Entry System, the Certificates shall be presented to the Tender Agent according to the normal and customary practices between DTC and the Tender Agent. Any such Certificates so delivered to the Tender Agent shall be canceled by it.

    (c) The Certificates shall be remarketed in accordance with Section 9.5(a) hereof.

    (d) By 10:30 a.m. New York, New York time on the Business Day on which any Certificates are to be purchased pursuant to Section 9.2 (a) or (b) hereof and which are to be remarketed in accordance with Section 9.5, the Remarketing Agent shall give written notice or telephonic notice to the Liquidity Provider and the Tender Agent, specifying the principal amount of such Certificates, if any, sold by it and remaining unsold, respectively; such notice to the Tender Agent shall also specify the name, address and taxpayer identification number of each such purchaser (or, in the case of the Book-Entry System, the DTC Participant) and the principal amount of such Certificates being purchased by each such purchaser.

    (e) The Remarketing Agent shall not invest any proceeds received from purchasers of Certificates prior to the delivery thereof by the Remarketing Agent to the Tender Agent for deposit in the Remarketing Proceeds Fund.

     (f) Any Certificates purchased with moneys described in Section 9.3 (a)(i) hereof shall be registered by the Tender Agent in accordance with the instructions provided by the Remarketing Agent and made available to the Remarketing Agent against payment therefor in immediately available funds by 11:30 a.m. New York, New York time. Certificates which have been remarketed and for which the Remarketing Agent has made funds available to the Tender Agent for deposit to the credit of the Remarketing Proceeds Fund by 11:30 a.m. New York, New York time shall be made available to the Remarketing Agent by 3:00 p.m. New York, New York time, registered in accordance with instructions provided by the Remarketing Agent. Simultaneously with the receipt of the funds supplied by the Remarketing Agent to the Tender Agent, as described in the preceding sentence, the Tender Agent shall while the Book-Entry System is not in effect, cancel the Purchased Certificates (or portions thereof for which remarketing proceeds have been made available) then outstanding by reason of the prior purchase and delivery.

     (g) Any Certificates purchased with moneys described in Section 9.3(a)(ii) hereof shall constitute Purchased Certificates and (1) while the Book-Entry System is not in effect, shall be registered upon receipt of funds from the Liquidity Provider for the purchase of such Purchased Certificates in the name of the Liquidity Provider, or any nominee of the Liquidity Provider, and such Purchased Certificates shall be held by the Tender Agent, as agent of the Liquidity Provider, on the date of such purchase, and (2) while such Book-Entry System is in effect, the ownership interest in such Purchased Certificates shall be transferred only as provided in the Liquidity Facility. The Tender Agent shall not release such Purchased Certificates, or such ownership interest therein, and the Tender Agent shall not authenticate any other Certificates in lieu thereof, until the Tender Agent receives written notification from the Liquidity Provider that it has received payment of the Purchase Price of such Purchased Certificates.

     (h) In the event that the Remarketing Agent is able to remarket any Certificates required to be purchased pursuant to Section 9.2 (a) or (b) hereof after the time in which the Remarketing Agent is required to provide notice to the Tender Agent, the Remarketing Agent shall give notice in the manner and containing the details set forth in Section 9.3(d) hereof, as appropriate, as soon as practicable after such remarketing, but in no event later than 11:30 a.m. New York, New York time on the date such Certificates are required to be purchased and the Certificates shall be registered in the name of the purchasers thereof and made available to the Remarketing Agent as soon as practicable thereafter on such date.

     (i) If the Tender Agent receives a demand for the purchase of Certificates or portions thereof (other than Purchased Certificate) in accordance with
Section 9.2 (a) hereof or Certificates are required to be tendered for purchase in accordance with Section 9.2 (b) hereof and the Remarketing Agent shall not then have provided the Tender Agent with sufficient funds to make such purchase by depositing in the Remarketing Proceeds Fund immediately available funds by no later than one hour before the time provided in the Liquidity Facility for presentation of notices in order to receive payment in immediately available funds by 2:30 p.m. New York, New York time on the date such Certificates are required to be purchased, then the Tender Agent shall notify the Liquidity Provider that it should purchase such unremarketed Certificates by no later than the time provided in the Liquidity Facility for presentation of notices in order to receive payment in immediately available funds by 2:30 p.m. New York, New York time on such day, the amount sufficient to pay the portion of the Purchase Price of such Certificates which exceeds the amount provided by the Remarketing Agent for deposit in the Remarketing Proceeds Fund. The Tender Agent shall deposit the proceeds of such drawing in respect of such Certificates in accordance with the provisions of
Section 9.3(a). The Tender Agent shall notify the Swap Provider by telephone, promptly confirmed in writing, of the amounts to be drawn, as soon as practicable and, when possible, at least one day prior to such draw on the Liquidity Facility.

     (j) The proceeds of the sale by the Remarketing Agent of any Certificates or portions thereof shall be turned over to the Tender Agent and, except for Certificates not tendered, immediately applied by the Tender Agent to the payment of the Purchase Price of Certificates or portions thereof or, in the case of the sale of Purchased Certificate, to the payment of the Purchase Price of such Purchased Certificates. In making such payments to the Liquidity Provider, the Tender Agent may conclusively assume that the Liquidity Provider has not been paid from any other sources. To the extent that the Liquidity Provider is so paid with proceeds of the sale of Certificates by the Remarketing Agent, any Purchased Certificates or ownership interest in such Purchased Certificates shall be immediately returned to or released by the Tender Agent and new Certificates representing such sale proceeds shall be registered and delivered.

     (k) The Tender Agent shall, at the end of the tenth Business Day after the date on which Certificates are to be purchased, set aside on its books all funds then held in the Remarketing Proceeds Fund and the Purchase Fund by virtue of the fact that Certificates deemed purchased on such date were not presented for purchase to the Tender Agent and shall hold the same in trust for the payment to the owners of such Certificates of the Purchase Price thereof. The Tender Agent shall pay such Purchase Price from such amounts by check or draft of the Tender Agent made payable to the party entitled to such payment as soon as practicable after such party surrenders the Certificates so deemed purchased to the Tender Agent.

     SECTION 9.4 LIQUIDITY FACILITY.

     (a) Pursuant to the Liquidity Protection Agreement, Morgan has agreed with the Cooperative to provide, or cause another qualified financial institution to provide, a Liquidity Facility to be available for the purchase of Certificates tendered pursuant to Section 9.2(a) or (b). The Tender Agent and the Cooperative shall take such actions as may be necessary to obtain funds under the Liquidity Facility to pay the Purchase Price of Certificates then subject to purchase under the Liquidity Facility tendered for purchase or required to be purchased pursuant to the provisions of this Agreement at the times, on the dates, to the extent, and in the manner, provided by Section 9.2 and 9.3 and deposit the proceeds of such drawing in the Purchase Fund pending application of such moneys to the payment of the Purchase Price of such Certificates.

     (b)  Alternate Liquidity Facility.

          (1) At least 60 days prior to the expiration or termination of any Liquidity Facility, Morgan may provide for the delivery to the Tender Agent of an Alternate Liquidity Facility. Any such Alternate Liquidity Facility may be for a term of years which is more or less than the Liquidity Facility which is being replaced (but in no event less than the lesser of (a) 364 days or (b) five (5) days plus the number of days then remaining until the final maturity of the Certificates). On or prior to the date of the delivery of such Alternate Liquidity Facility to the Tender Agent, the Cooperative or Morgan on behalf of the Cooperative shall furnish to the Tender Agent Rating Confirmation Notices. Upon receipt of the documents described in clause (2) below, the Tender Agent shall accept such Alternate Liquidity Facility and promptly surrender the Liquidity Facility then in effect to the Liquidity Provider which issued such Liquidity Facility in accordance with its terms for cancellation or deliver any document necessary to reduce the coverage of such Liquidity Facility.

          (2) Notwithstanding anything contained herein to the contrary, no Alternate Liquidity Facility shall be accepted by the Tender Agent hereunder unless such Alternate Liquidity Facility is accompanied by (i) Opinions of Counsel reasonably satisfactory to the Trustee to the effect that (x) the Liquidity Provider is duly organized and existing, under the laws of the jurisdiction of its organization, and, if applicable, is duly qualified to do business in the United States of America; and (y) the Alternate Liquidity Facility is a legal, valid and binding obligation of the Liquidity Provider, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to, or affecting generally the enforcement of, creditors' rights and remedies, and by the availability of equitable remedies, including specific performance and injunctive relief; (ii) a Rating Confirmation Notice; (iii) an Opinion of Counsel that the acceptance by the Tender Agent of such Alternate Liquidity Facility will not adversely affect the treatment of the Trust as a Pass-Through Organization for federal income tax purposes and (iv) if the Alternate Liquidity Facility differs from the initial Liquidity Facility, a certificate of the Cooperative that any differences in the Alternate Liquidity Facility which affect the rights and obligations of the Cooperative are acceptable to the Cooperative.

     (c) Should Morgan fail to provide a Liquidity Facility, the Tender Agent shall accept an Alternate Liquidity Facility provided by the Cooperative, if any, which otherwise meets the requirements of this Agreement.

     (d) Morgan and the Cooperative have agreed upon and are responsible for fees and expenses of the Liquidity Provider, and neither the Trustee or any Certificateholder shall have any liability or responsibility therefor.

     SECTION 9.5 REMARKETING OF CERTIFICATES.

     (a)  Upon the receipt by the Remarketing Agent of any notice pursuant to
Section 9.2(a) or 9.2(c), the Remarketing Agent, subject to the terms of the Remarketing Agreement, shall offer for sale, and shall use its best efforts to sell (other than to the Cooperative, the Servicer, or their respective affiliates), the Certificates in respect of which such notice has been given. Unless otherwise instructed by the Cooperative or the Servicer, the Remarketing Agent will offer for sale and use its best efforts to sell any Certificates to be purchased pursuant to Section 9.2(a) or 9.2(b)(i) or 9.2(b)(iv). The Remarketing Agent shall have no obligation to remarket Certificates to be purchased pursuant to Section 9.2(b)(ii) or Section 9.2(b)(iii). Any such Certificates shall be offered: (i) at 100% of the Principal Amount thereof, plus Interest distributable, if any, to the Purchase Date as if such Purchase Date were a Certificate Payment Date, and (ii) pursuant to terms calling for payment of the Purchase Price on such Purchase Date, and delivery of such Certificates; provided that the Remarketing Agent shall not sell any Certificate if the amount to be received from the sale of such Certificate or portion thereof (including accrued interest, if any) plus the amount available under the Liquidity Facility to pay the portion (if any) of such Certificate not remarketed is less than such Purchase Price to be paid for such Certificate. The Remarketing Agent shall direct any person to whom such Certificates (or authorized portions thereof) are remarketed pursuant to this Section to deliver the Purchase Price thereof in immediately available funds to the Remarketing Agent on or before 10:00 a.m. (New York, New York time) on the Purchase Date. The Remarketing Agent shall promptly deliver such proceeds to the Tender Agent. Upon receipt and pending disbursement thereof, the Tender Agent shall deposit such moneys in the Remarketing Proceeds Fund. The Trustee, the Tender Agent or the Liquidity Provider may purchase any Certificates offered pursuant to this Section 9.5(a) for its own account. Each of the Cooperative and the Servicer acknowledges that it shall have no interest in any proceeds of the remarketing of Certificates, all of which shall be held in trust by the Trustee or the Tender Agent for the sole benefit of the holders of the Certificates and, to the extent that the Certificates have been purchased with funds provided by the Liquidity Provider, for the benefit of the Liquidity Provider. The Remarketing Agent shall comply with the provisions of Section 9.3 which are applicable to the Remarketing Agent.

     (b) The Remarketing Agent shall, subject to the terms of the Remarketing Agreement, offer for sale, and use its best efforts to sell, on behalf of the Liquidity Provider, Purchased Certificates held pursuant to Section 9.3; provided that the Remarketing Agent shall have no obligation to remarket Certificates purchased pursuant to Section 9.2(b)(ii) or Section 9.2(b)(iii). Any such Certificates shall be offered at 100% of the Principal Amount thereof, plus distributions of Interest due on the date of sale thereof calculated as if such date were a Certificate Interest Payment Date.

     SECTION 9.6 PURCHASE AND REMARKETING FUND.

     (a) There is hereby created a fund to be held by the Tender Agent and designated as the "Purchase and Remarketing Fund." The following separate funds shall be established within the Purchase and Remarketing Fund: (i) the Purchase Fund; and (ii) the Remarketing Proceeds Fund. The Purchase and Remarketing Fund shall not be part of the Trust Account and shall not be commingled with the amounts held in the Trust Account.

     (b) All amounts advanced pursuant to the Liquidity Facility to pay the Purchase Price of the Certificates shall be deposited in the Purchase Fund, and used only for the payment of the Purchase Price of outstanding Certificates in the manner and at the times specified in Sections 9.2 and 9.3 hereof.

     (c) All amounts received by the Tender Agent from the Remarketing Agent representing the Purchase Price of Certificates remarketed by the Remarketing Agent shall be deposited in the Remarketing Proceeds Fund and shall be used only for payments of the Purchase Price of the Certificates so remarketed as provided in Sections 9.2 and 9.3 hereof or to the payment of the

Liquidity Provider for the Purchase Price of Purchased Certificates so remarketed as provided in Section 9.3(j) hereof.

     SECTION 9.7 REDEMPTION OR PURCHASE OF CERTIFICATE UPON REDEMPTION OR PURCHASE OF NOTES BY RUS OR THE COOPERATIVE.

     (a) Should the RUS exercise its right to prepay or purchase the Notes pursuant to the Loan Agreement and the Loan Guarantee Agreement, the RUS shall give the Trustee and the Servicer 30 days' notice of its intent to so prepay or purchase the Notes. The Servicer will deliver to the Swap Provider notice of the Servicer's receipt of such notice from the RUS on the second Business Day following the Servicer's receipt of the RUS's notice of prepayment or purchase of the Notes. No more than five days after receipt of notice of the exercise by the RUS of the prepayment or purchase right with respect to the Notes, the Trustee shall, in accordance with Subsection (c) of this Section, deliver notice of the Call Date by first class mail, postage prepaid, to all registered owners of Certificates to be redeemed at their addresses shown on the Certificate Register.

     (b) Should the Cooperative exercise its right to prepay or purchase the Notes pursuant to the Loan Agreement and the Loan Guarantee Agreement, the Cooperative shall give the Trustee and the Servicer 45 days' notice of its intent to so prepay or purchase the Notes. The Servicer will deliver to the Swap Provider notice of the Servicer's receipt of such notice from the Cooperative on the second Business Day following the Servicer's receipt of the Cooperative's notice of prepayment or purchase of the Notes. No less than 30 days prior to the proposed Call Date, the Trustee shall, in accordance with Subsection (c) of this Section, deliver notice of the Call Date by first class mail, postage prepaid, to all registered owners of Certificates to be redeemed at their addresses shown on the Certificate Register.

     (c) Failure to mail the notice required by Subsection (a) or (b) or defect in the mailing thereof in respect of any Certificate shall not affect the validity of the redemption of any other Certificate. Notices of such prepayment or purchase shall also be mailed to the Servicer, the Remarketing Agent, the Tender Agent, the Swap Provider, the Liquidity Provider and the Trustee. Any such notice shall (i) identify the Certificates to be redeemed, (ii) specify the Call Date and the Purchase Price of such Certificates, (iii) state that, on the Call Date, the Purchase Price of the Certificates called for prepayment or purchase will be payable at the principal corporate trust office of the Trustee and from that date interest will cease to accrue and (iv) if, at the time of mailing of such notice, moneys sufficient to prepay or purchase all the Certificates shall not have been deposited with the Trustee, such notice may state that it is conditional in that it is subject to the deposit, not later than the Call Date, of moneys sufficient to prepay or purchase all the Certificates, and such notice shall be of no effect unless such moneys are so deposited.

     (d) No termination of the Swap Agreement shall occur and no redemption of the Certificates shall take place until the Swap Provider certifies that it has received any amount due as the Termination Amount, if any, and the Liquidity Provider receives all amounts payable to it under the Liquidity Facility.

     SECTION 9.8 TENDER AGENT.

 (a) Tender Agent; Appointment of; Acceptance of Duties.

     (1) The First National Bank of Chicago is appointed as Tender Agent hereunder, and The First National Bank of Chicago hereby accepts the duties and obligations imposed upon it by this Agreement.

     (2) Unless otherwise provided in a separate agreement, the principal corporate trust office of the Tender Agent is designated as the Delivery Office for such Tender Agent. The Delivery Office for The First National Bank of Chicago, as initial Tender Agent hereunder, shall be the office specified in
Section 12.7 hereof.

     (3) The Tender Agent shall perform the duties and obligations set forth in this Agreement, and, in the event of a successor Tender Agent, in any tender agent agreement entered into by and among the Cooperative, the Trustee and such successor Tender Agent.

     (4) The Tender Agent shall keep such books and records relating to the performance of its duties hereunder as shall be consistent with prudent industry practice and will make such records available for inspection by the Cooperative, the Trustee, the Liquidity Provider and the Remarketing Agent.

     (5) The Cooperative shall indemnify the Tender Agent and its officers and employees against and save them harmless from any and all losses, including reasonable fees and expenses of counsel, incurred, arising out of or based upon their acting in good faith to carry out the transactions contemplated by this Agreement, except only to the extent that they are caused by the negligent action, negligent failure to act or willful misconduct of the Tender Agent.

     (6) No provision of this Agreement shall be construed to relieve the Tender Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or that of its officers or employees, except that the duties and obligations of the Tender Agent shall be determined solely by the provisions of this Agreement, and the Tender Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and, in the absence of bad faith on the part of the Tender Agent, the Tender Agent may conclusively rely, as to the truth of the statements expressed therein, upon any document furnished to the Tender Agent and conforming to the requirements of this Agreement, and the Tender Agent may rely and shall be protected in acting upon any document believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that, in the case of any such document which by any provision of this Agreement is specifically required to be furnished to the Tender Agent, the Tender Agent shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Agreement. The Tender Agent shall not be liable for good faith error or judgment of its officers unless the Tender Agent was negligent in ascertaining the pertinent facts. The Tender Agent shall not be liable at any time for interest on any money received by it pursuant to the terms of this Agreement. The Tender Agent shall be entitled to the benefits of all protective provisions and limitations accorded the Trustee in this Agreement.

     (7) Any provisions of this Agreement or any statute to the contrary notwithstanding, the Tender Agent hereby waives any rights to, or liens for, its fees, charges and expenses for services hereunder from funds or Certificates delivered to the Tender Agent pursuant to this Agreement. The Tender Agent will be reimbursed and compensated for its fees, charges and expenses for acting under and pursuant to this Agreement only from moneys provided by the Servicer.

     (b)  Resignation or Removal of Tender Agent and Appointment of Successor.

     (1) Any Tender Agent may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least 60 days written notice to the Servicer, the Cooperative, the Liquidity Provider, the Remarketing Agent and, unless a Swap Provider Default has occurred and is continuing, the Swap Provider. Any Tender Agent may be removed at any time by an instrument filed with such Tender Agent and signed by an authorized officer of the Trustee. Any such resignation or removal shall take effect only upon the appointment of, and acceptance of such appointment by, a successor Tender Agent. Any successor Tender Agent shall be appointed by the Servicer or some party other than the Cooperative, with the consent of the Liquidity Provider and, unless a Swap Provider Default has occurred and is continuing, the Swap Provider, and shall be a commercial bank with trust powers or a trust company organized under the laws of any state of the United States, having capital stock and surplus aggregating at least $50,000,000, and willing and able to accept the office on reasonable and customary terms and authorized by law to perform all the duties imposed upon it by this Agreement. Any successor Tender Agent shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by executing and delivering to the Cooperative, the Swap Provider, the Liquidity Provider and the Remarketing Agent a written acceptance thereof. In the event of the resignation or removal of the Tender Agent, the Tender Agent shall deliver any Certificates and moneys held by it in such capacity to its successors.

     (2) In the event of the resignation or removal of any Tender Agent, such Tender Agent shall pay over, assign and deliver any moneys and Certificates, including authenticated Certificates and Purchased Certificates, held by it to its successor.

     SECTION 9.9 REMARKETING AGENT.

     (a)  The initial Remarketing Agent shall be Alex. Brown & Sons
Incorporated.

     (b) In addition to the other obligations imposed on the Remarketing Agent hereunder and under the Remarketing Agreement, the Remarketing Agent shall agree to keep such books and records as shall be consistent with prudent industry practice and make such books and records available for inspection by the Cooperative, the Servicer, the Swap Provider, the Liquidity Provider and the Trustee at all reasonable times.

     (c) If at any time the Remarketing Agent is unable or unwilling to act as the Remarketing Agent, such Remarketing Agent, upon 30 days' prior written notice to the Cooperative, the Servicer, the Swap Provider, the Liquidity Provider, the Trustee and the Tender Agent, may resign. The Remarketing Agent may be removed at any time by the Swap Provider (unless a Swap Provider Default has occurred and is continuing), subject to the terms and conditions of the Remarketing Agreement. Upon resignation or removal of the Remarketing Agent or upon termination of the Remarketing Agreement (other than termination of the Remarketing Agreement due to termination of the Swap Agreement), the Cooperative, with the advice and consent of the Swap Provider (unless a Swap Provider Default has occurred and is continuing), shall appoint a successor Remarketing Agent. The successor Remarketing Agent, by written instrument delivered to the Trustee, the Cooperative, the Swap Provider, the Liquidity Provider and the Servicer shall accept the duties and obligations imposed on it under this Agreement and shall become a party to the Remarketing Agreement.

     (d) In the event that the Cooperative shall fail to appoint a successor Remarketing Agent, upon the resignation or removal of the Remarketing Agent, the Swap Provider may appoint a Remarketing Agent until the appointment of a successor Remarketing Agent in accordance with this Section.

     (e) The Remarketing Agent shall give the Servicer Immediate Notice of the listing of the Certificates on any stock exchange or of the discontinuance of such listing upon the Remarketing Agent's receipt of written notice of same.

     (f) Morgan and the Cooperative have agreed upon and are responsible for fees and expenses of the Remarketing Agent, and neither the Trustee or any Certificateholder shall have any liability or responsibility therefor.


                                   ARTICLE X


                                  THE TRUSTEE


          SECTION 10.1 DUTIES OF TRUSTEE.

     (a) The Trustee, prior to the occurrence of an Event of Servicing Termination or Swap Provider Default, and after the curing of all Events of Servicing Termination or Swap Provider Default, which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Servicing Termination or Swap Provider Default, has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such persons's own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

     (i) prior to the occurrence of an Event of Servicing Termination or Swap Provider Default, and after the curing of all such Events of Servicing Termination or Swap Provider Default, which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith, negligence, or willful misconduct on the part of the Trustee, the Trustee (subject to Section 10.1(b)) may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

     (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

     (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that except in the case of action required upon a Swap Provider Default, if CFC is giving the aforesaid indemnity, the unsecured written undertaking of CFC delivered to the Trustee shall be sufficient indemnity for purposes of this Section.

     (e) Whether or not herein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     SECTION 10.2 CERTAIN MATTERS AFFECTING THE TRUSTEE. Subject to Section 10.1, in its capacity as Trustee:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) the Trustee may consult with counsel and any opinion of any counsel for the Servicer or the Trustee (which counsel may be an employee of the Servicer or the Trustee) shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

     (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained in this Agreement shall relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination or Swap Provider Default, (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (d) subject to Section 10.3, the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (e) prior to the occurrence of an Event of Servicing Termination or Swap Provider Default, and after the curing of all Events of Servicing Termination or Swap Provider Default, which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust (with the consent of the Swap Provider unless a Swap Provider Default has occurred and is continuing); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the reasonable opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding;

     (f) the Trustee may exercise any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian;

     (g) the Trustee shall not be charged with knowledge of any event referred to in clauses (a), (b) and (c) of Section 6.1 unless a Responsible Officer of the Trustee at the Principal Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from CFC, the Cooperative, the Servicer, the Swap Provider or Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust; and

     (h) none of the provisions contained in this Agreement shall in any event require the Trustee to perform any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.


     SECTION 10.3 TRUSTEE NOT LIABLE FOR CERTIFICATES, NOTES OR THE SWAP AGREEMENT.

     (a) The Trustee assumes no responsibility or liability for the correctness of the recitals contained in this Agreement or in the Certificates of Beneficial Interests (other than the Trustee's execution and authentication thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates of Beneficial Interests (other than its execution and authentication thereof), the Notes, the Guarantee, the Swap Agreement or the related documents; except that the Trustee hereby represents, warrants and covenants to the Servicer and the Cooperative that this Agreement has been and (assuming the due authorization, execution and delivery of the Trust Agreement by the Servicer) each of such other agreements or documents which contemplates execution thereof by the Trustee has been or will be executed and delivered by a Responsible Officer of the Trustee who is or will be duly authorized to execute and deliver such agreement or document on the Trustee's behalf and that, when so duly authorized, executed and delivered by the Trustee (assuming the due authorization, execution and delivery of this Agreement and such other documents by the other parties thereto), this Agreement will constitute a valid and binding agreement of the Trustee and enforceable against the Trustee in accordance with its terms, and the Trustee has no reason to believe that the other agreements or documents to which it is a party will not constitute valid and binding agreements of the Trustee enforceable against it in accordance with their respective terms.

     (b) If no Event of Servicing Termination or Swap Provider Default has occurred, the Trustee shall have no responsibility or liability for or with respect to the performance or enforcement of the Notes or the Guarantee (unless the Trustee is acting as Servicer or unless it is held that the Servicer may not enforce the Notes, or the Guarantee as contemplated in Section 4.4), the compliance by CFC or the Servicer with any covenant or the breach by CFC or the Servicer of any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation, the validity of the Guarantee, the acts or omissions of CFC or the Cooperative, any action of CFC taken in the name of the Trustee, any action of the Trustee taken at the instruction of CFC or the preparation of tax returns for the Trust. As assignee of the Cooperative's rights under the Swap Agreement, the Trustee shall enforce the Swap Provider's obligations under the Swap Agreement pursuant to
Section 10.16 of this Agreement for the benefit of the Certificateholders. Except for such liability as is finally determined to have resulted from Trustee's gross negligence or willful misconduct, (i) no recourse shall be had for any claim based on any provision of this Agreement, the Certificates or the Notes against the Trustee in its individual capacity, and (ii) the Trustee shall not have any personal obligation, liability or duty whatsoever to any holder of a Certificate or any other person with respect to any such claim, and (iii) any such claim shall be asserted solely against the Trustee or any indemnitor who shall furnish indemnity as provided herein.

     SECTION 10.4 TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity (other than as Trustee) may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

     SECTION 10.5 RIGHTS OF CERTIFICATEHOLDERS TO DIRECT TRUSTEE AND TO WAIVE EVENTS OF TERMINATION. Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust (with the consent of the Swap Provider unless a Swap Provider Default has occurred and is continuing) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (or the Servicer as the Trustee's attorney-in-fact pursuant to Section 4.3), or exercising any trust or power conferred on the Trustee (or the Servicer as such attorney-in-fact); provided, however, that, subject to Section 10.1, the Trustee (or the Servicer as such attorney-in-fact) shall have the right to decline to follow any such direction if the Trustee (or the Servicer as such attorney-in-fact), being advised by counsel, determines that the action so directed may not lawfully be taken, or if the Trustee (or the Servicer as such attorney-in-fact) in good faith determines that the action so directed would be illegal or would be unduly prejudicial to the rights of Certificateholders not parties to such direction, or if the Trustee (but not the Servicer) in good faith determines that the action would involve it in personal liability and provided further that nothing in this Agreement shall impair the right of the Trustee (or the Servicer as such attorney-in-fact) to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders. Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust (with the consent of the Swap Provider unless a Swap Provider Default has occurred and is continuing ) may on behalf of Certificateholders waive any past Event of Servicing Termination or Swap Provider Default hereunder and its consequences; but no such waiver shall extend to any subsequent or other Event of Servicing Termination or Swap Provider Default or impair any right consequent thereof.

     SECTION 10.6 RESPONSIBILITY FOR THE TRUSTEE'S FEE AND EXPENSES. The Servicer here by agrees:



     (a) to pay to the Trustee from time to time such compensation for all services rendered by it under this Agreement in its capacity as Trustee as shall be agreed to by the Servicer and the Trustee, or in the absence of such agreement, reasonable compensation for such services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided in this Agreement, to reimburse the Trustee and any predecessor Trustee upon its written request for all reasonable expenses, disbursements and advances incurred or made by each of the Trustee and any predecessor Trustee in its capacity as Trustee in accordance with any provision of this Agreement (including the reasonable expenses and disbursements of its agents (excluding the Servicer) and counsel), except to the extent such expenses, disbursement or advance may be attributable to its own negligence or willful misconduct;

     (c) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of this trust and its duties as Trustee, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or said duties except to the extent attributable to negligence or willful misconduct on its part; and

     (d) the Cooperative shall pay the Trustee or reimburse the Servicer for any Trustee's fees and expenses (including reasonable attorney's fees) arising out of a Swap Provider Default.

          The parties hereto agree, and each Certificateholder by its acceptance of its Certificate agrees, that in the event that the Trustee becomes the successor Servicer in accordance with this Agreement, it shall be entitled to all compensation provided for under Section 7.3 for its own account (not for the benefit of Certificateholders) and in such event the Trustee shall look to such servicing compensation for payment of its fees and expenses as the successor Servicer.

     SECTION 10.7 ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall (a) at all times be a corporation which is a bank (as such term is defined in the Investment Company Act of 1940), having a corporate trust office in the United States and organized and doing business under the laws of any state or the United States, authorized under Applicable Law to exercise corporate trust powers, and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities, (b) at all times not be an Affiliate of CFC, the Cooperative or the Swap Provider or any Person involved in the organization or operation of CFC, the Cooperative or the Swap Provider, and (c) at all times be an Eligible Servicer (or affiliated with an Eligible Servicer who agrees to act as Servicer in the event that the Trustee is appointed Servicer upon a Service Transfer). If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 10.8.

     SECTION 10.8 RESIGNATION OR REMOVAL OF TRUSTEE.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, RUS, the Swap Provider and the Certificate Registrar, if any. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, one copy of which instrument shall be delivered to each of the Servicer, the Certificate Registrar, if any, RUS, the Swap Provider and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The successor Trustee appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed by the Servicer within one year from the date of the appointment by such court; provided, however, that such successor Trustee must meet the eligibility requirements under Section 10.7 of this Agreement.

     (b) Subject to Section 10.15, if at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.7 and shall fail to resign after written request therefor by the Servicer (or, with the consent of the Servicer and, unless a Swap Provider Default has occurred and is continuing, the Swap Provider, Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust) or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer (or, with the consent of the Servicer and, unless a Swap Provider Default has occurred and is continuing, the Swap Provider, Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust) may remove the Trustee. The Trustee may be removed without cause by the Servicer or, with the consent of the Servicer and, unless a Swap Provider Default has occurred and is continuing, the Swap Provider, Certificateholders with aggregate Fractional Interests of 51% or more of the Trust. If the Trustee is removed under the authority of the immediately preceding two sentences, the Servicer shall promptly appoint a successor Trustee (other than the outgoing Trustee) that has been approved in writing by RUS by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor Trustee, one copy to the Certificate Registrar, if any, one copy to the Swap Provider and one copy to RUS.

     (c) No resignation or removal of any Trustee pursuant to any of the provisions of this Agreement shall become effective until either (i) the assets of the trust hereby created have been completely liquidated and the proceeds of the liquidation distributed to the Certificateholders, or (ii) acceptance of appointment by the successor Trustee as provided in Section 10.9.

     SECTION 10.9 SUCCESSOR TRUSTEE.

     (a)  Any successor Trustee appointed as provided in Section 10.8 or Section
10.15 shall execute, acknowledge and deliver to CFC, the Servicer, RUS, the Swap Provider and its predecessor Trustee an instrument accepting such appointment under this Agreement in form and substance acceptable to the Servicer, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement and shall appoint the Servicer as its attorney-in-fact pursuant to Section 4.3, without any further act or instrument and with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee or its designee the Notes, the Guarantee, the Swap Agreement and any related documents and statements, and all moneys and other properties held by it under this Agreement; and CFC, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, power, duties and obligations.

     (b) No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee is eligible under the provisions of Section 10.7.

     (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 10.9, the Servicer shall cause notice of the succession of such Trustee to be mailed to each Certificateholder at its address as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer but the failure of the Servicer or the Trustee to give such notice shall not impair or affect the appointment of such successor Trustee.


     SECTION 10.10 MERGER OR CONSOLIDATION OF TRUSTEE. Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if and only if such corporation shall be eligible under the provisions of Section 10.7.

     SECTION 10.11 AUTHENTICATING AGENT.

     (a) From time to time, the Trustee, with the consent of the Servicer, may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating Certificates in connection with the issuance, delivery, registration or transfer or exchange, or repayment of the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Servicer and must be an institution meeting the requirements of Section 10.7(a).

     (b) Any institution meeting the requirements of Section 10.7(a) succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

     (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Servicer.

     (d) The Trustee agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 10.6.

     (e) The provisions of Section 10.1, 10.2, 10.3 and 10.4 shall be applicable to any authenticating agent (other than for its authentication of the Certificates).

     (f) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                    This is one of the Certificates described in the within-mentioned Trust Agreement.


                                 _____________________________
                                 as Authenticating Agent
                                 for the Trustee,

                                 by___________________________
                                   Authorized Officer


     SECTION 10.12 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or the Certificates or the Swap Agreement may be prosecuted and enforced by the Trustee (or the Servicer as the Trustee's attorney-in-fact pursuant to Section 4.3) without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee (or the Servicer as such attorney-in-fact) shall be brought in the name of the Trustee or in its capacity as Trustee (or on behalf of the Trustee in that capacity). Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel in connection with such recovery, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered, with any amount available after distribution in full has been made to the Certificateholders to be distributed in accordance with the priorities set forth in Section 7.3.

     SECTION 10.13 SUITS FOR ENFORCEMENT. In case an Event of Servicing Termination by the Servicer or Swap Provider Default under this Agreement shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.5, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

     SECTION 10.14 POWERS OF TRUSTEE WHEN CFC HOLDS ALL CERTIFICATES. At any time that CFC holds all of the Certificates, the Trustee shall not exercise the rights and powers granted to it in this Agreement except upon the express written directions of CFC. The Certificateholders and the Trustee agree that at any time that CFC holds all the Certificates, the Trustee shall have no fiduciary duties towards the Certificateholders and shall act as a mere custodian of the Notes on behalf of the Certificateholders. CFC agrees to reimburse the Trustee for any loss, cost, claim or expense incurred by the Trustee arising out of or in connection with its compliance with this Section.

     SECTION 10.15 DISQUALIFICATION OF TRUSTEE. The Trustee is subject to TIA
(S) 310(b), including the optional provision permitted by the second sentence of TIA (S) 310(b) (9). In determining whether the Trustee has a conflicting interest as defined in TIA (S) 310(b) (1), there shall be excluded any Trust Agreement (other than this Agreement) dated as of the date hereof among CFC, the Cooperative and the Trustee pursuant to which Rural Electric Cooperative Grantor Trusts are formed. If the Trustee resigns pursuant to this Section, the Cooperative shall promptly appoint a successor Trustee. If the Trustee fails to comply with the provisions of this Section, any Certificateholder may petition any court of competent jurisdiction for a removal of the Trustee and the appointment of a successor Trustee.

     SECTION 10.16 POWERS OF TRUSTEE. Anything in this Agreement to the contrary notwithstanding, (i) the Trustee shall have the legal power to exercise all the rights, powers and privileges (A) of a holder of the Notes as provided in the Loan Agreement and the Loan Guarantee Agreement, and (B) to the extent of the Trustee's interest therein, under the Swap Agreement, (ii) in the case of a default in payment of the Principal or Guaranteed Interest on the Notes when due and payable or of a default under the Swap Agreement, the Trustee may recover judgment in its own name and as trustee of an express trust against the Cooperative or the Swap Provider, as the case may be, for the whole amount of such principal and interest remaining unpaid or other amount for which the Swap Provider may be liable to the Trustee under or in respect of the Swap Agreement, as the case may be, (iii) the Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Certificateholders allowed in any judicial proceedings relative to the Cooperative or the Swap Provider, as the case may be, its creditors or its property, and (iv) prior to publication of final Treasury Regulations (or such other legal authority on which an Opinion of Counsel may be based) that permit an Opinion of Counsel to reach the conclusion that the Trust will be treated as a partnership for federal income tax purposes if it is not treated as a trust for federal income tax purposes under Treasury Regulation (S) 301.7701-4, nothing in this Agreement shall be interpreted, nor shall any amendment to this Agreement be adopted, to grant to the Trustee, the Cooperative, the Swap Provider, the Servicer, or any other relevant party, any powers that would be considered a power to vary the investment of the Certificateholders in the Trust within the meaning of the proscription against the grant of such a power in Treasury Regulation (S) 301-7701-4(c).

     SECTION 10.17 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COOPERATIVE. The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship in TIA
(S) 311(b). A Trustee who has resigned or been removed is subject to TIA (S) 311(a) to the extent indicated.

     SECTION 10.18 NOTICE OF DEFAULTS. If any default under the Notes, the Certificates or the Swap Agreement known to the Trustee occurs and is continuing, the Trustee shall mail to Certificateholders, the Liquidity Provider and (in the case of any default under the Notes or the

Certificates) the Swap Provider a notice thereof within 90 days after it occurs. If an event requiring notice under Section 7.5(a)(ii) hereof occurs, the Trustee shall provide Immediate Notice, in accordance with Section 7.5(a)(ii), to the Remarketing Agent, the Tender Agent, and all Certificateholders of the occurrence of such event; provided, however, that if the Book-Entry System is not then in effect, the notice to Certificateholders shall be mailed, pursuant to the terms hereof, to Certificateholders within five (5) days of receipt thereof by the Trustee. Except in the case of a default in payment on the Notes, the Certificates or the Swap Agreement, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Certificateholders.


                                  ARTICLE XI

                     CERTAIN OBLIGATIONS OF THE COOPERATIVE

     SECTION 11.1 CERTIFICATEHOLDER INFORMATION. If the Trustee is not the Certificate Registrar, the Cooperative shall furnish to the Trustee on or before each Certificate Payment Date and at such other times as the Trustee may request in writing all information in the possession or control of the Cooperative as to the names and addresses of the Certificateholders.

     SECTION 11.2 REPORTS BY THE COOPERATIVE.  The Cooperative shall:

     (a) file with the Trustee, within 30 days after the Cooperative is required to file the same with the SEC if the Certificates are sold by CFC in a registered public offering, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Cooperative may be required to file with the SEC pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, if any; or, if the Cooperative is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

     (b) file with the Trustee and the SEC if the Certificates are so registered with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Cooperative with the conditions and covenants of this Agreement as may be required from time to time by such rules and regulations; and

     (c) transmit by mail to all Certificateholders, as their names and addresses appear in the Certificate Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Cooperative pursuant to paragraphs (a) and
(b) of this Section as may be required by rules and regulations prescribed from time to time by the SEC if the Certificates are so registered with the SEC.

     SECTION 11.3 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Cooperative to the Trustee to take any action under this Agreement, the Cooperative shall furnish to the Trustee:

     (a) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.


                                  ARTICLE XII

                                 MISCELLANEOUS

     SECTION 12.1 EFFECTIVE DATES. This Agreement shall be the valid and binding obligation of the parties hereto as of the date of its execution.

     SECTION 12.2 RESIGNATION OF SERVICER. The Servicer may not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its duties hereunder is no longer permissible under Applicable Law, or (ii) if the Servicer is not paid any amount due to it as compensation under this Agreement within five Business Days of when such payment becomes due and payable. Any determination permitting the resignation of the Servicer under clause (i) above shall be evidenced by an Opinion of Counsel for the Servicer to such effect delivered to the Trustee. Unless otherwise required by Applicable Law, (i) no such resignation shall specify a date for resignation earlier than 90 days after notice thereof is delivered to the Trustee and (ii) no such resignation shall become effective until the earlier of such 90 days or the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Article VI.

     SECTION 12.3 TERMINATION.

     (a) This Agreement and the Trust created hereby shall terminate (after distribution of all Principal and Interest due to Certificateholders pursuant to
Section 7.3) on the Certificate Payment Date on which the Principal Balance on the Certificates of Beneficial Interest is reduced to zero; provided, however, CFC's representations and warranties and indemnities and obligations to pay any fees and expenses then owed by CFC to the Trustee or any successor Servicer shall survive termination.

     (b) In the event that the Cooperative or the RUS shall surrender to the Trustee all outstanding Certificates, together with an Officer's Certificate from CFC that all past due and accrued Servicer Spread have been duly provided for, then this Agreement shall terminate, provided, however, CFC's representations and warranties and indemnities and obligations to pay any fees and expenses then owed by CFC to the Trustee or any successor Servicer shall survive termination.

     (c) In no event shall the Trust created hereby continue beyond the expiration of 21 years less one day from the death of the last survivor of all of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of this Agreement; provided further, however, that if any such rights, privileges or options shall be or become valid under Applicable Law for a period subsequent to the twenty-first anniversary less one day of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such rights, privileges and options for a period in gross exceeding the period for which such rights, privileges and options are hereinabove stated to extend and be valid), then such rights, privileges or options shall not terminate as aforesaid but shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under Applicable Law, until such time as the same shall, under Applicable Law, cease to be valid.

     (d) In the event that any of the payments made to the Certificateholders are rescinded, invalidated, or otherwise required to be restored or returned upon the insolvency, bankruptcy or reorganization of the Cooperative, the Servicer shall promptly so notify the RUS and the Trust (and the obligations of the Trustee and the Servicer in connection therewith including, but not limited to, the obligation of (i) the Servicer to deliver notices of default under
Article V of the Loan Guarantee Agreement and (ii) the Trustee to deliver notice of a Deficiency pursuant hereto) shall continue to be effective or be reinstated in full force and effect, as applicable, as though such payments had not been made, and shall not be diminished or impaired in any respect.

     (e) Any remaining assets after the Trust has met all obligations hereunder will be distributed to the Cooperative in accordance with Section 7.5 hereof.


     SECTION 12.4 ACTION BY CERTIFICATEHOLDERS.

     (a) Except as otherwise specifically provided in this Agreement, whenever Certificateholder approval, authorization, direction, notice, consent, waiver, or other action is required under this Agreement, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust.

     (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by an instrument in writing executed in one or more counterparts signed by such Certificateholders in person or by an agent or attorney-in-fact duly appointed and authorized in writing, and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 10.1) conclusive in favor of the Trustee, the Servicer, the Swap Provider and CFC, if made in the manner provided in this Section.

     (c) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of Certificates issued upon the registration of transfer thereof or an exchange therefor or in lieu thereof, whether or not notation of such act is made upon such Certificate.

     SECTION 12.5 ASSIGNMENT OR DELEGATION BY THE SERVICER. Except as specifically authorized hereunder, the Servicer may not assign or delegate any of its power, rights or obligations under this Agreement absent the prior written consent of Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust and the prior written consent of RUS and, unless a Swap Provider Default has occurred and is continuing, the Swap Provider and any attempt to do so without such consent shall be void. With prior written approval of RUS, CFC as Servicer may delegate Servicing Functions to an Affiliate of CFC provided that no such delegation shall relieve CFC of its duty to perform such Servicing Functions under this Agreement.

     SECTION 12.6 AMENDMENT.

     (a) Prior to the sale of Certificates by CFC to a party other than an Affiliate of CFC, this Agreement may be amended with the consent of the parties hereto, the Swap Provider and, should the amendment materially affect their obligations hereunder, the Tender Agent and the Liquidity Provider; provided, however, that before such amendments become effective, the Trustee must receive an Opinion of Counsel that such amendments will not cause the Trust not to be treated as a Pass-Through Organization for federal income tax purposes.

     (b) After the sale of Certificates by CFC to a party other than an Affiliate of CFC, this Agreement may be amended from time to time (subject to Section 12.4(b) hereof) by the Servicer, the Cooperative and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; (ii) to make mechanical changes necessary in the opinion of the Swap Provider (so long as no Swap Provider Default has occurred and is continuing) to substitute an Alternate Liquidity Facility meeting the requirements set forth herein or (iii) to achieve or preserve the status of the Trust as a Pass-Through Organization; provided, however, that before such amendments become effective, the Trustee must receive
(i) an Opinion of Counsel, that such amendments will not cause the Trust not to be treated as a Pass-Through Organization for federal income tax purposes and
(ii) Rating Confirmations.

     (c) After the sale of Certificates by CFC to a party other than an Affiliate of CFC, this Agreement may also be amended from time to time (subject to this Section) by the Servicer, the Cooperative and the Trustee, with the consent of Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that without the unanimous consent of the Certificateholders affected hereby and the Liquidity Provider, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Notes, the Swap Agreement or the Guarantee or distributions which are required to be made on any Certificate of Beneficial Interests or (ii) reduce the aforesaid percentage required to consent to any such amendment; provided, further, that before such amendments become effective, the Trustee must receive an Opinion of Counsel that such amendments will not cause the Trust not to be treated as a Pass-Through Organization for federal income tax purposes. Neither the Trustee, the Cooperative nor the Servicer will, without the unanimous consent of all the Certificateholders affected, take or consent to any action that would reduce the principal amount or interest rate (or change the manner of computing interest or determining the interest rate) on the Notes or the Swap Agreement or delay the dates on which any payments are due under the Notes or the Swap Agreement.

     (d) After the Refinancing Date, in addition to Sections 12.6(b) and (c), at any time that CFC holds all the Certificates of Beneficial Interests, the Certificateholders, acting unanimously, may by instrument signed, acknowledged and delivered to the Trustee modify, amend or revoke in whole or in part this Agreement or the Trust. To the extent thus revoked, the Trustee shall deliver the corpus of the trust estate to the Certificateholders, upon receiving a proper receipt, and shall execute and deliver any instruments required to release all interest of the Trustee in such property.

     (e) Promptly after the execution of an amendment or consent pursuant to Sections 12.6(b) and (c), the Trustee shall furnish or cause to be furnished written notification of the substance of such amendment to each Certificateholder and the Swap Provider.

     (f) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (g) The Trustee and the Servicer may, but shall not be obligated to, enter into any amendment under this Section which affects its own respective rights, duties or immunities under this Agreement or otherwise.

     (h) In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Agreement.

     (i) No amendment, modification or supplement to or of this Agreement that materially adversely affects the Cooperative or RUS shall be effective unless approved in writing by the Cooperative or RUS, respectively, nor shall any waiver of rights under this Agreement by any party preclude RUS from asserting its rights unless such a waiver has been approved in writing by RUS.

     (j) Anything in this Section to the contrary notwithstanding, without the unanimous consent of the Certificateholders, no such amendment, modification, supplement, rescission, waiver or other action shall permit the creation of any lien on the property of the Trust or any portion thereof.

     (k) Every amendment pursuant to this Agreement shall conform to the requirements of the Trust Indenture Act as then in effect as applicable hereto.

     (l) No amendment, modification or supplement of this Agreement that adversely affects the Swap Provider shall be effective unless (i) approved in writing by it or (ii) the Swap Agreement is terminated and any and all amounts owing to it are fully paid; provided, however, that if a Swap Provider Default has occurred and is continuing, the right of the Swap Provider to consent to any amendment, modification or supplement of this Agreement shall be suspended.

     SECTION 12.7 NOTICES.

     (a) All communication and notices required or provided for by this Agreement to CFC, the Servicer, RUS, the Swap Provider, the Trustee, the Remarketing Agent, the Liquidity Provider, the Cooperative, the Tender Agent or the Rating Agencies (other than Immediate Notice and telecopy notice to the RUS as provided below) shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by registered or certified mail, return receipt requested, or by overnight delivery, return receipt requested, or received by telex, telecopy, facsimile or other wire transmission (with request for assurance of receipt in a manner customary for communications of such respective type) to the appropriate following addresses:

                      If to CFC:

                                 National Rural Utilities Cooperative
                                  Finance Corporation
                                 2201 Cooperative Way - Woodland Park
                                 Herndon, Virginia  22071-3025
                                 Telecopy:  703-709-6779
                                 Attention of Finance Officer

                      If to the Cooperative:

                                 Kansas Electric Power Cooperative, Inc.
                                 P. O. Box 4877
                                 Topeka, Kansas 66604
                                 Telecopy:  913-271-4888
                                 Attention of Executive Vice President

                      If to the Trustee:

                                 The First National Bank of Chicago
                                 One First National Plaza
                                 Suite 0126
                                 Chicago, Illinois 60670-0126
                                 Telecopy:  312-407-1708
                                 Attention:  Corporate Trust Administration


                      If to RUS:

                                 Rural Utilities Service
                                 United States Department of Agriculture
                                 Washington, D.C.  20250-1535
                                 Telecopy:  202-690-0397
                                 Attention:  Director, Financial Operations
                                  Division
                                 Subject:  KEPCO - Kansas 54

                      with a copy addressed to:

                                 Rural Utilities Service
                                 United States Department of Agriculture
                                 Washington, D.C.  20250-1510
                                 Telecopy:  202-382-1915
                                 Attention:  Administrator
                                 Subject:  KEPCO - Kansas 54

                      If to the Swap Provider:

                                 Morgan Guaranty Trust Company of New York
                                 60 Wall Street
                                 New York, New York  10260
                                 Telecopy:  212-648-5922
                                 Attention:  Global Swaps Unit

                      If to each Rating Agency:

                                 Standard & Poor's Rating Services
                                 25 Broadway
                                 New York, New York 10004
                                 Telecopy:  212-412-0462
                                 Attention:  Finance Ratings

                                 Moody's Investors Service
                                 99 Church Street
                                 New York, New York 10007
                                 Telecopy:  212-553-4090
                                 Attention:  Structured Finance


                      If to the Remarketing Agent:

                                 Alex. Brown & Sons Incorporated
                                 1290 Avenue of the Americas, 10th Floor
                                 New York, New York  10104
                                 Telecopy:  212-237-2042
                                 Attention:  Variable Rates Department

                      If to the Tender Agent:

                                 The First National Bank of Chicago
                                 c/o First Chicago Trust Company of New York
                                 14 Wall Street
                                 8th Floor - Window 2
                                 New York, New York  10005
                                 Telecopy:  212/240-8938
                                 Attention:  Corporate Trust Administration

or at such other address as the party may designate by notice to the other parties hereto in accordance with this Section. Notices given under Section 7.2 are deemed given when received. All notices by telecopy to the RUS, including any Immediate Notices, shall be followed by other written notice permitted hereby and shall not be deemed received unless the Sender receives confirmation of receipt at the telecopy number listed above.

     (b) All communications and notices pursuant to this Agreement to a Certificateholder shall be in writing and delivered at or mailed to the address shown in the Certificate Register.

     (c) Any notice address provided herein may be amended, and this Agreement shall be amended to include such amended notice address, upon the provision, in accordance herewith, of notice of such amended notice address to all parties entitled to receive notices pursuant to this Section.

     SECTION 12.8 NOTICES TO RATING AGENCIES AND REMARKETING AGENT. The Servicer shall provide each Rating Agency and the Remarketing Agent with Immediate Notice of any of the following events known to it:

     (1)  The appointment of a successor Trustee as provided in Section 10.8,
10.9 or 10.15;

     (2)  The appointment of a successor Servicer pursuant to Section 6.3;

     (3) The amendment, in any respect, of this Agreement (pursuant to Section 12.6(a) or otherwise), the Loan Agreement, the Loan Guarantee Agreement, the Standby Certificate Purchase Agreement, the Swap Agreement or the Guarantee;

     (4) The expiration, termination or extension of the Swap Agreement or the Liquidity Facility;

     (5) The prepayment or purchase of the Notes by the RUS or the Cooperative pursuant to the Loan Agreement and the payment in full of all outstanding Certificates; and

     (6) Any time that Interest on the Certificates is computed at the Guaranteed Interest Rate.

     SECTION 12.9 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law on any Certificate or the Swap Agreement or for the execution of any trust hereunder or for any other remedy hereunder unless such Certificateholder previously shall have given to the Trustee and Servicer written notice of the basis for such suit, action or proceeding and shall have made a written request of the Trustee and Servicer, and unless also Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust shall have made a written request of the Trustee and Servicer, after the right to exercise such powers or right of action as the case may be, shall have accrued, to exercise the powers herein granted or to institute such suit, action or proceeding, and shall have afforded the Trustee and Servicer a reasonable opportunity either to proceed to exercise the powers herein granted or to institute such action, suit or proceeding in its or their name, and unless, also, there shall have been offered to the Trustee and Servicer reasonable security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee and Servicer shall have refused or neglected to comply with such request within a reasonable time. Such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee and Servicer, to be conditions precedent to the Trustee's and Servicer's execution of the powers and trusts of this Agreement or to any other remedy hereunder. Notwithstanding the foregoing provisions of this Section and whether or not such provisions shall have been complied with, (i) Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust may institute any (except as provided in clause (ii) below) such suit, action or proceeding in their own names for the benefit of all Certificateholders hereunder and (ii) no Certificateholder or Certificateholders shall under any circumstances have any right to institute any suit, action or proceeding in equity or law under the Mortgage, but have only a right to collect amounts due and owing under this Agreement or the Notes pursuant to the Guarantee. It is understood and intended that, except as otherwise above provided, no one or more Certificateholders shall have any right in any manner whatsoever by his or their action to affect, disturb or prejudice the security of this Agreement, or to enforce any right hereunder except in the manner provided, that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and that any individual rights of action or other right given to one or more of such Certificateholders by law are restricted by this Agreement to the rights and remedies herein provided.

     SECTION 12.10 MERGER AND INTEGRATION. Except as specifically stated otherwise in this Agreement, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

     SECTION 12.11 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof. To the extent permitted by Applicable Law, the parties hereto waive any provision of law that renders any term or provision of any Basic Document invalid or unenforceable in any respect.

     SECTION 12.12 INTENTION OF PARTIES. The execution and delivery of this Agreement shall constitute an acknowledgment by the Cooperative, CFC and the Trustee on behalf of the Certificateholders that they intend hereby to establish (for federal income tax purposes), a Pass-Through Organization and not an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intents.

     SECTION 12.13 HEADINGS. The headings of the Sections and paragraphs in this Agreement have inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or the meaning or interpretation of any provisions hereof.

     SECTTION 12.14 GOVERNING LAW. This Agreement and the Certificates issued pursuant to this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     SECTION 12.15 DEATH OR INCAPACITY OF CERTIFICATEHOLDERS. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     SECTION 12.16 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 12.17 SURVIVAL. The representations and warranties of the parties provided for in each of the Basic Documents to which it is a party and the parties' obligations under any and all thereof shall survive, and shall continue in effect following, the execution and delivery of this Agreement, any disposition of the Notes and Certificates of Beneficial Interest or other termination of any of the other Basic Documents and shall be and continue in effect notwithstanding any investigation made by any party or the fact that any party may waive compliance with any of the other terms, provisions or conditions of such Basic Document.

     SECTION 12.18 BINDING EFFECT. All agreements, representations, warranties and indemnities in this Agreement and the Basic Documents and in any agreement, document or certificate delivered concurrently with the execution of this Agreement or the other Basic Documents or from time to time hereafter shall bind the Person making the same and its successors and assigns and shall inure to the benefit of each Person for whom made and its permitted successors and assigns.

     SECTION 12.19 TRUST INDENTURE ACT CONTROLS. If any provision of this Agreement limits, qualifies or conflicts with another provision which is required to be included in this Agreement by the Trust Indenture Act, the required provisions shall control. For purposes of construction of this Agreement, the term "obligor" as used in the Trust Indenture Act shall be construed to mean only the Cooperative.

     SECTION 12.20 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

     (a) a statement that the person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     SECTION 12.21 THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Certificateholders and their respective successors and permitted assigns. The Swap Provider shall be a third party beneficiary of this Agreement to the extent that the Swap Provider's rights or interests under the Swap Agreement are affected hereby. RUS shall be a third party beneficiary to the extent that its rights or interests under the Guarantee or the Loan Guarantee Agreement are affected hereby. No other Person shall be a third party beneficiary hereof.

          IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by an authorized officer as of the day and year first above written.

                                 NATIONAL RURAL UTILITIES
                                 COOPERATIVE FINANCE CORPORATION,
                                 as Depositor of the Trust and Servicer
                                 of the Notes,

                                 By:  /s/  Martin R. Crowson
                                    -----------------------------
                                      Martin R. Crowson
                                      Assistant Secretary/Treasurer


                                 KANSAS ELECTRIC POWER
                                 COOPERATIVE, INC.,

                                 By:  /s/  Stephen E. Parr
                                    -----------------------------
                                     Stephen E. Parr
                                     Executive Vice President
                                     and Chief Executive Officer

                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Trustee,

                                 By:  /s/  Richard D. Manella
                                    -----------------------------
                                     Richard D. Manella
                                     Vice President

AGREED TO AND ACCEPTED
(pursuant to Section 9.8(a)(1) hereof)

THE FIRST NATIONAL BANK
OF CHICAGO, as Tender Agent


By:  /s/  Richard D. Manella
     ----------------------------
          Richard D. Manella
          Vice President

                                   EXHIBIT A

                             FORM OF CERTIFICATE OF
                              BENEFICIAL INTERESTS


     *[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC). ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

 To be printed on the Certificate(s) unless CFC is the holder of all the Certificates.



No.  __________                               _____________________________
                                                ORIGINAL PRINCIPAL AMOUNT

                      RURAL ELECTRIC COOPERATIVE GRANTOR
                   TRUST CERTIFICATE OF BENEFICIAL INTERESTS
                                  SERIES 1997

                      RURAL ELECTRIC COOPERATIVE GRANTOR
                           TRUST (KEPCO) SERIES 1997

                  Evidencing an undivided fractional interest
                in a trust, the property of which is two notes
               issued by Kansas Electric Power Cooperative, Inc.
                        payment on which is guaranteed
                by the United States of America acting through
               the Administrator of the Rural Utilities Service
          (as successor to the Rural Electrification Administration)
                  and a Forward Interest Rate Swap Agreement
                   as to which Morgan Guaranty Trust Company
                        of New York is the counterparty
                          which trust was created by

                           NATIONAL RURAL UTILITIES
                        COOPERATIVE FINANCE CORPORATION

                    (This Certificate does not represent an

-----------------

  *To be printed on the Certificate(s) unless CFC is the holder of all the Certificates.

                        interest in or an obligation of
                  Kansas Electric Power Cooperative, Inc. or
           National Rural Utilities Cooperative Finance Corporation
                         or any affiliate thereof, or
              The First National Bank of Chicago or an obligation
         of the United States of America or any governmental agency.)

                THIS CERTIFICATE IS SUBJECT TO MANDATORY TENDER
                       FOR PURCHASE UPON THE OCCURRENCE
                        OF THE EVENTS AND IN THE MANNER
                      HEREINAFTER DESCRIBED, AND MUST BE
                         SO TENDERED OR WILL BE DEEMED
                 TO HAVE BEEN SO TENDERED AS DESCRIBED HEREIN.

     This certifies that [___________________] is the registered owner of a Fractional Interest equal to $_______________ DOLLARS out of $__________________ aggregate Original Principal Amount of the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 (the "Trust"). The Trust has been created pursuant to a Trust Agreement (as amended from time to time, the "Trust Agreement"), entered into on December 20, 1996 and effective as provided therein, among National Rural Utilities Cooperative Finance Corporation ("CFC"), Kansas Electric Power Cooperative, Inc. (the "Cooperative") and The First National Bank of Chicago, as trustee of the Trust (the "Trustee"). The assets of the Trust include two notes of the Cooperative (the "Notes"), the Guarantee of the United States of America acting through the Administrator of the Rural Utilities Service (as successor to the Rural Electrification Administration) ("RUS") (the "Guarantee") contained or endorsed on the reverse of such Notes, and a Forward Interest Rate Swap Agreement to which Morgan Guaranty Trust Company of New York is the counterparty.

     Definitions. To the extent not defined herein, all capitalized terms shall have the meanings assigned to such terms in the Trust Agreement. This Certificate is one of the Certificates described in the Trust Agreement and is issued under and subject to the terms, provisions and conditions of the Trust Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Trust Agreement.

     Certificate Rate. Subject to the terms of the Trust Agreement (including the availability of funds after payment of the Scheduled Servicing Fee), and until the Notes have been paid in full, interest shall be paid with respect to this Certificate at a variable per annum rate equal to the Certificate Rate for such day. The Certificate Rate shall be (i) while the Swap Provider's obligations with respect to variable rate interest payments under the Swap Agreement are in the Weekly Rate Mode, the "Weekly Rate"; and (ii) while the Swap Provider's obligations with respect to variable rate interest payments under the Swap Agreement are in the Flex Rate Mode, the "Flex Rate." If at any time there shall be no Swap Agreement in effect, or if on any Certificate Interest Payment Date the Trustee has not received any Swap Payment, Certificateholders shall, pursuant to the terms of the Trust Agreement, become entitled to receive distributions of Guaranteed Interest on the Notes calculated at the Fixed Rate on the Notes less the Servicer Spread.

     Interest Rate Modes. Interest Rates with respect to distributions of Interest to Certificateholders shall be determined as follows: (a) If the Interest Rate Mode is the Weekly Rate Mode, the interest rate payable under the Swap Agreement and distributable with respect to the Certificates for a particular Weekly Rate Period shall be the rate established by the Remarketing Agent no later than 3:00 p.m. (New York, New York time) on the Wednesday on which such Weekly Rate Period commences (or the day preceding the Refinancing Date or the Conversion of the Interest Rate Mode to the Weekly Rate Mode, as the case may be), or, if such day is not a Business Day, on the next succeeding Business Day, as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Certificates on such Business Day at a price equal to par, provided that such rate shall not exceed the Maximum Rate (the "Weekly Rate"); (b) If the Interest Rate Mode is the Flex Rate Mode, the interest rate payable under the Swap Agreement and distributable with respect to the Certificate for a particular Flex Rate Period shall be the rate established by the Remarketing Agent not later than 3:00 p.m. (New York, New York time) on the last Business Day next preceding the first day of such Flex Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Certificate on such day at a price equal to par provided that such rate shall not exceed the Maximum Rate (the "Flex Rate").

     Calculation of Interest Payments. Interest on this Certificate, for any Certificate Interest Payment Date (or any other date that is treated as if it were a Certificate Interest Payment Date) when the variable rate of interest payable by the Swap Provider under the Swap Agreement is in the Weekly Rate Mode or Flex Rate Mode, shall be calculated on the basis of the actual number of days elapsed over a year of 360 days at the Weekly Rate or Flex Rate, respectively, on the aggregate Principal Balance of the Certificates and computed over a period of time ending on, but not including, the associated Certificate Interest Payment Date (or such other date) and beginning on the next preceding Certificate Interest Payment Date (or the Refinancing Date if there is no next preceding Certificate Interest Payment Date). If at any time there is no Swap Agreement in effect or the Trustee has not received a Swap Payment which is due, Interest shall, pursuant to the terms of the Trust Agreement, become distributable at an amount equal to interest calculated on the basis of a year of 360 days consisting of twelve 30-day months at the Fixed Rate (less the Servicer Spread) on the Principal Balance of the Notes and computed over a period of time ending on, but not including, the most recent Note Payment Date and beginning on the next preceding Note Payment Date.

     Principal Payments on Notes. Principal amortization payments on the Notes will be due in the following installments and dates (or the next following Business Day if such day is not a Business Day):

            Date            Amount
            ----            ------

     December 4, 1998     $1,000,000
     December 4, 1999     $1,100,000
     December 4, 2000     $1,200,000
     December 4, 2001     $1,400,000
     December 4, 2002     $1,350,000
     December 4, 2003     $1,700,000
     December 4, 2004     $1,900,000
     December 4, 2005     $2,100,000
     December 4, 2006     $2,300,000
     December 4, 2007     $2,500,000
     December 4, 2008     $2,800,000
     December 4, 2009     $3,100,000
     December 4, 2010     $3,500,000
     December 4, 2011     $3,900,000
     December 4, 2012     $4,300,000
     December 4, 2013     $4,800,000
     December 4, 2014     $5,300,000
     December 4, 2015     $5,900,000
     December 4, 2016     $4,000,000
     December 4, 2017     $3,240,000

     Principal Payments on Certificates. Commencing December 15, 1998, on each December 15 (or the next succeeding Business Day if such December 15 is not a Business Day) corresponding with each principal amortization payment, the Trustee shall select, by lot, Certificates to be redeemed in an amount equal to such principal distribution. The last payment of principal and interest shall be distributable to the Certificateholders on December 4, 2017. In case any Certificate selected by lot is outstanding in a Principal Amount exceeding $100,000, a portion of such Certificate may be redeemed provided that the amount remaining after such redemption shall be an Authorized Denomination. Accordingly, the unpaid Principal Amount of this Certificate may be less than the Original Principal Amount set forth above.

     Distributions of Principal and Interest. All payments to Certificateholders will be made by check mailed to Certificateholders of record on the associated Record Date at the address for such

Certificateholder appearing on the Certificate Register without the presentation or surrender of the Certificate or the making of any notation hereon, except that with respect to Certificates registered in the name of the Liquidity Provider or CFC or in the name of Cede & Co., the nominee registrant for DTC, payments will be made in the form of immediately available funds. Except as otherwise provided in the Trust Agreement and notwithstanding the above, if CFC, the Servicer or the Trustee so notifies the Certificateholder at least 25 days prior thereto, the final distribution on this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York.

      *[Notwithstanding anything else in this Certificate to the contrary, if CFC or any Affiliate of CFC retains the Certificates following a failure by the Underwriter to purchase them on the Refinancing Date (or otherwise place them with qualified holders) payments to Certificateholders shall be made in accordance with Section 7.6 of the Trust Agreement.]

     Prepayment of Certificate. This Certificate is subject to prepayment, as provided in the Trust Agreement, upon exercise by either the Cooperative or the RUS of its rights to prepay or purchase the Notes. This Certificate is also subject to prepayment upon an acceleration of the Notes by the Trustee.

     Additional Provisions. Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate does not purport to summarize all provisions of the Trust Agreement and reference is made to the Trust Agreement for information with respect to the interest, rights, benefits,

---------------------
* To be printed on the Certificate(s) only if CFC is the holder of all the Certificates.

obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee and the Servicer. Copies of the Trust Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee at One First National Plaza, Suite 0126, Chicago, Illinois 60670, Attention of Corporate Trust Administration.

     Unless this Certificate has been executed by the Trustee, by manual or facsimile signature of a duly authorized signatory under the facsimile of its corporate seal, attested to by the manual or facsimile signature of a Trust Officer of the Trustee, and the certificate of authentication hereon has been manually executed by or on behalf of the Trustee, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this instrument to be duly executed under its corporate seal.
Dated __________________.
                                    THE FIRST NATIONAL BANK OF
                                    CHICAGO, as Trustee,

                                    by
                                    ____________________________________
                                                [Title]

                                    [Seal]

                                    Attest:

                                    ____________________________________
                                                [Title]

Trustee's Certificate of
Authentication

This is one of the Certificates
described in the within-
mentioned Trust Agreement

THE FIRST NATIONAL BANK OF CHICAGO, as Trustee,

     by
     __________________________________
            Authorized Officer

                        [Form of Reverse of Certificate]

     Limited Obligation. This Certificate does not represent an obligation of or an interest in the Cooperative, CFC or the Trustee, nor is this Certificate an obligation of or guaranteed by the United States of America or any governmental agency. This Certificate is limited in right of payment to collections on the Notes, the Guarantee and the Swap Agreement, all as more specifically set forth herein and in the Trust Agreement.

     Pursuant to the terms of the Guarantee, the RUS is required, within five Business Days of receipt of notice from the Servicer, to make payment for deposit into the Trust Account of the deficiency of any annual payments of principal or semiannual payments of Guaranteed Interest by the Cooperative under either of the Notes.

     Amendments to Trust Agreement. The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Trust Agreement at any time by the Servicer, the Cooperative and the Trustee, with the consent of Certificateholders with Fractional Interests representing 51% or more of the Trust, the Liquidity Provider. Any such amendment and any such consent by the holder of this Certificate shall be conclusive and binding on such holder and upon all future holders of this Certificate and of any Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon this Certificate. The Trust Agreement also permits, under certain circumstances, the amendment thereof by the Servicer, the Cooperative, the Trustee and the Swap Provider without the consent of any of the Certificateholders.

     Waiver of Events of Servicing Termination. Certificateholders with Fractional Interests representing 51% or more of the Trust and the Swap Provider may waive any past Event of Servicing Termination.

     Denominations of Certificates. The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 in Principal Amount and integral multiples of $5,000 in excess thereof; provided that one Certificate may be issued in an odd denomination from time to time to the extent mathematically necessary. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates evidencing the same aggregate Fractional Interest in the Trust as requested by the Certificateholder surrendering the same.

     Transfer Registrable. As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee or any Certificate Registrar duly executed by the Certificateholder or such Certificateholder's attorney duly authorized in writing. Thereupon one or more new Certificates of Authorized Denominations and for the same aggregate Fractional Interest in the Trust will be issued to the designated transferee or transferees. No transfer of any Certificate shall be valid unless and until registered on the Certificate Register.

     No service charge may be imposed for any such registration of transfer or exchange but the Trustee or any Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     Mandatory Purchase. This Certificate (i) shall be subject to mandatory purchase on each Conversion Date, at a purchase price equal to the Principal Amount of the Certificate on the Purchase Date; (ii) shall be subject to mandatory purchase upon Swap Provider Default (but only if the Liquidity Facility is in effect in accordance with its terms), upon replacement of the Swap

Agreement with an Alternate Swap Agreement, at a purchase price equal to the Purchase Price (as defined in the Trust Agreement); (iii) shall be purchased or deemed purchased upon termination or expiration of the term of the Liquidity Facility, as provided in the Trust Agreement, if the Liquidity Facility shall not have been renewed or replaced by an Alternate Liquidity Facility at least ten Business Days prior to such termination or expiration, or if the Trustee has not received the Rating Confirmation Notice (as defined in the Trust Agreement) required by Section 9.4(b) of the Trust Agreement on the fifth Business Day next preceding any such termination or expiration of the Liquidity Facility, at a purchase price equal to the Principal Amount hereof plus Interest, if any, which would have been distributable hereon to the Purchase Date if such date were a Certificate Interest Payment Date; and (iv) shall be subject to mandatory purchase at a price equal to the Principal Amount of this Certificate on the last day of each Flex Rate Period.

     Notice of Conversion Dates. A Notice of Conversion of Interest Rate Mode will be sent by the Trustee to the Certificateholder by first-class mail, postage prepaid, at least 15 days but not less than 10 days prior to the Conversion Date, stating that the Interest Rate Mode will be converted and what the new Interest Rate Mode will be and, if the Conversion is to the Flex Rate Mode, the end of the Flex Rate period; the Conversion Date; the Certificate Interest Payment Date and Record Date; the maximum rate of interest available under the Liquidity Facility; and that the Certificate will be subject to mandatory purchase on the Conversion Date in accordance with the Trust Agreement.

     Notice of Mandatory Purchase. Notice of mandatory purchase as set forth above will be given to the Certificateholder by first-class mail, postage prepaid, by the Trustee not less than (i) in the event of a mandatory purchase due to a Conversion of Interest Rate Mode, 15 days prior to the Conversion Date;
(ii) in the event of a mandatory purchase due to Swap Provider Default or termination or expiration of the Swap Agreement, 15 days prior to the termination of the Swap

Agreement, or as soon as practicable; (iii) in the event of a mandatory purchase due to termination or expiration of the Liquidity Facility, five Business Days prior to the termination or expiration of the Liquidity Facility; and (iv) in the event of a mandatory purchase at the end of a Flex Rate Period, 15 days prior to the end of the Flex Rate Period (or if the Flex Rate Period is less than 30 days, no notice is required).

     Purchase of Certificate Upon Demand of Certificateholder. Except as otherwise provided in the Trust Agreement, while in the Weekly Rate Mode, this Certificate (or a portion hereof, provided that the portion to be purchased and the portion to be retained by the Certificateholder will be in Authorized Denominations) shall be purchased on the demand of the Certificateholder, on any Business Day at a purchase price equal to the Principal Amount, plus, if such date is not a Certificate Interest Payment Date, the amount of Interest, if any, which would have been distributable with respect to this Certificate in the current Interest Rate Mode if the date of purchase of the Certificate had been a Certificate Interest Payment Date, upon written notice to the Tender Agent, at its Principal Office on or before 5:00 p.m. (New York, New York time) on a Business Day not later than the 7th calendar day prior to the Purchase Date. Such notice shall (A) state the number and principal amount (or portion thereof in an Authorized Denomination) of the Certificate to be purchased, (B) state the Purchase Date on which the Certificate shall be purchased and (C) irrevocably request such purchase and state an agreement to deliver the Certificate, duly endorsed in blank for transfer, with all signatures guaranteed, to the Tender Agent at or prior to 10:00 a.m. (New York, New York time) on such Purchase Date.

     Owner of Certificate. The Servicer, the Trustee, the Certificate Registrar, if any, and any authenticating agent and any agent of any of them may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Trustee, the Certificate Registrar, if any, any authenticating agent, or any such agent of any of them shall be affected by notice to the contrary.

          Termination of Obligations. The obligations created by the Trust Agreement shall terminate after distribution of all principal and interest and premium due to Certificateholders pursuant to the Trust Agreement, with certain exceptions set forth in Section 12.3 of the Trust Agreement.

                                   ASSIGNMENT

          For value received the undersigned, subject to the provisions of
Section 8.2 of the Trust Agreement, sells, assigns and transfers unto (name, address including zip code and taxpayer I.D. or Social Security number of assignee) _____________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
the within Certificate and does hereby irrevocably constitute and appoint _______________________________________________ attorney to transfer the said Certificate on the books kept for registration thereof with full power of substitution on the premises.
Dated: _____________________.

                                 _____________________________________
                                 Signature by or on behalf of assignor


                                 _____________________________________
                                 Signature guaranteed

                                   EXHIBIT K

                                RULE 144A LEGEND


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) PROMULGATED UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE TRUSTEE, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 PROMULGATED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, WRITTEN LEGAL OPINION OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                   EXHIBIT L

                     CERTIFICATE OF RURAL UTILITIES SERVICE


                    [November 18, 1997] [December 18, 1997]

National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way - Woodland Park
Herndon, Virginia  22071-3025

Kansas Electric Power Cooperative, Inc.
P. O. Box 4877
Topeka, Kansas 66604

The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, Illinois 60670-0126

          Re: Loan Guarantee and Servicing Agreement, dated as of February 18, 1988, as amended by that certain First Amendment to Loan Guarantee and Servicing Agreement, dated as of November ___, 1996, among Kansas Electric Power Cooperative, Inc., National Rural Utilities Cooperative Finance Corporation, The First National Bank of Chicago, and the United States of America, acting by and through the Administrator of the Rural Utilities Service (formerly the Rural Electrification Administration)

          The RUS represents that the Guarantee (as defined in the Trust Agreement) endorsed on the original of each Note (as defined in the Trust Agreement) constitutes a legal, valid and binding obligation supported by the full faith and credit of the United States of America, incontestable except for fraud or misrepresentation of which the holder had actual knowledge at the time it became a holder.

                                 RURAL UTILITIES SERVICE



                                 _____________________________________
                                 Administrator



                                      L-1